Execution Copy








                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                           Dated as of August 21, 1998
                           ---------------------------

                                      Among
                                      -----

                             GENERAL MICROWAVE CORP.
                             -----------------------

                   ELEVEN GENERAL MICROWAVE CORP. SHAREHOLDERS
                   -------------------------------------------

                           GMC ACQUISITION CORPORATION
                           ---------------------------

                                       and
                                       ---

                             HERLEY INDUSTRIES, INC.
                             -----------------------

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
Article I.  Principal Terms of Merger . . . . . . . . . . . . . . . . . .     1

     Section 1.1    Surviving Corporation . . . . . . . . . . . . . . . .     1
     Section 1.2    Closing . . . . . . . . . . . . . . . . . . . . . . .     1
     Section 1.3    Effective Time. . . . . . . . . . . . . . . . . . . .     2
     Section 1.4    Certificate of Incorporation  . . . . . . . . . . . .     2
     Section 1.5    Meetings of Herley and GMC Shareholders . . . . . . .     2

Article II.  Status and Conversion of Securities. . . . . . . . . . . . .     2

     Section 2.1    Status and Conversion of GMC Shares . . . . . . . . .     2
     Section 2.2    GMC Stock Options and Warrants  . . . . . . . . . . .     3
     Section 2.3    Acquisition to Make Cash and Warrants Available . . .     3

Article III.  Certain Effects of Merger . . . . . . . . . . . . . . . . .     5

     Section 3.1    Effect of Merger. . . . . . . . . . . . . . . . . . .     5
     Section 3.2    Further Assurances. . . . . . . . . . . . . . . . . .     5

Article IV Representations and Warranties . . . . . . . . . . . . . . . .     5

     Section 4.1    Representations and Warranties by GMC . . . . . . . .     5
           4.1(a)   Organization of GMC . . . . . . . . . . . . . . . . .     5
           4.1(b)   Authority of GMC. . . . . . . . . . . . . . . . . . .     6
           4.1(c)   Capitalization. . . . . . . . . . . . . . . . . . . .     6
           4.1(d)   Consents, etc . . . . . . . . . . . . . . . . . . . .     7
           4.1(e)   Financial Statements. . . . . . . . . . . . . . . . .     7
           4.1(f)   Absence of Certain Changes or Events. . . . . . . . .     7
           4.1(g)   Governmental Authorization and Compliance with Laws       8
           4.1(h)   Tax Matters . . . . . . . . . . . . . . . . . . . . .     8
           4.1(i)   Title to Properties; Absence of Liens and Encumbrances,
                     etc. . . . . . . . . . . . . . . . . . . . . . . . .     9
           4.1(j)   Contracts, etc. . . . . . . . . . . . . . . . . . . .     9
           4.1(k)   Litigation. . . . . . . . . . . . . . . . . . . . . .     10
           4.1(l)   Patents, Copyrights, Trademarks, etc. . . . . . . . .     10
           4.1(m)   Employee Benefit Plans .. . . . . . . . . . . . . . .     10
           4.1(n)   Finder's Fee. . . . . . . . . . . . . . . . . . . . .     12
           4.1(o)   No Failure to Disclose. . . . . . . . . . . . . . . .     12
           4.1(p)   Proxy Statement . . . . . . . . . . . . . . . . . . .     12
           4.1(q)   Insider Interests . . . . . . . . . . . . . . . . . .     12

           4.1(r)   Labor Controversies . . . . . . . . . . . . . . . . .     12
           4.1(s)   Use of Real Property. . . . . . . . . . . . . . . . .     13
           4.1(t)   Accounts Receivable . . . . . . . . . . . . . . . . .     13
           4.1(u)   Compliance with Environmental Laws. . . . . . . . . .     13

     Section 4.2    Representations and Warranties by Acquisition and Herley  15
           4.2(a)   Organization of Acquisition and Herley. . . . . . . .     15
           4.2(b)   Authority of Acquisition and Herley . . . . . . . . .     15
           4.2(c)   Consents, etc . . . . . . . . . . . . . . . . . . . .     15
           4.2(d)   Finder's Fee. . . . . . . . . . . . . . . . . . . . .     15
           4.2(e)   Registration Statement, Proxy Statement . . . . . . .     16
           4.2(f)   Reports . . . . . . . . . . . . . . . . . . . . . . .     16
           4.2(g)   Capitalization. . . . . . . . . . . . . . . . . . . .     16
           4.2(h)   Validity. . . . . . . . . . . . . . . . . . . . . . .     16

Article V.  Covenants and Agreements. . . . . . . . . . . . . . . . . . .     16

     Section 5.1    Covenants and Agreements of GMC . . . . . . . . . . .     16
           5.1(a)   Registration Statement. . . . . . . . . . . . . . . .     17
           5.1(b)   Proxy Statement . . . . . . . . . . . . . . . . . . .     17
           5.1(c)   Submission to Shareholders. . . . . . . . . . . . . .     17
           5.1(d)   Conduct of Business . . . . . . . . . . . . . . . . .     17
           5.1(e)   Stock Options . . . . . . . . . . . . . . . . . . . .     19
           5.1(f)   No Other Negotiations . . . . . . . . . . . . . . . .     19
           5.1(g)   Financial Statements. . . . . . . . . . . . . . . . .     19
           5.1(h)   Certification of Shareholder Vote . . . . . . . . . .     19
           5.1(i)   Completion and Delivery of Schedule . . . . . . . . .     19

     Section 5.2    Other Covenants and Agreements. . . . . . . . . . . .     19
           5.2(a)   Cooperation of Acquisition and GMC. . . . . . . . . .     19
           5.2(b)   Efforts to Consummate Transactions. . . . . . . . . .     19
           5.2(c)   Vote by the Participating Shareholders. . . . . . . .     20
           5.2(d)   Other Agreements. . . . . . . . . . . . . . . . . . .     20
           5.2(e)   Covenant of Herley. . . . . . . . . . . . . . . . . .     20
           5.2(f)   Permits, Orders and Consents. . . . . . . . . . . . .     20
           5.2(g)   Officers and Directors Insurance and Indemnification.     20
           5.2(h)   Exchange Act Filings. . . . . . . . . . . . . . . . .     20

Article VI.  Conditions . . . . . . . . . . . . . . . . . . . . . . . . .     21

     Section 6.1    Mutual Conditions . . . . . . . . . . . . . . . . . .     21
           6.1(a)   Registration Statement. . . . . . . . . . . . . . . .     21
           6.1(b)   Shareholder Approval  . . . . . . . . . . . . . . . .     21

           6.1(c)   Absence of Restraint. . . . . . . . . . . . . . . . .     21
           6.1(d)   Blue Sky Compliance . . . . . . . . . . . . . . . . .     21
           6.1(e)   Filings and Approvals . . . . . . . . . . . . . . . .     21

     Section 6.2    Conditions to Obligations of Acquisition. . . . . . .     21
           6.2(a)   Compliance with Representations, Warranties, Covenants
                     and Agreements . . . . . . . . . . . . . . . . . . .     21
           6.2(b)   Opinion of Counsel. . . . . . . . . . . . . . . . . .     22
           6.2(c)   Dissenting Shareholders . . . . . . . . . . . . . . .     23
           6.2(d)   Options . . . . . . . . . . . . . . . . . . . . . . .     23
           6.2(e)   No Material Adverse Change. . . . . . . . . . . . . .     24
           6.2(f)   Other Agreements. . . . . . . . . . . . . . . . . . .     24
           6.2(g)   Cutoff Date . . . . . . . . . . . . . . . . . . . . .     24
           6.2(h)   Fairness Opinion. . . . . . . . . . . . . . . . . . .     24
           6.2(i)   Due Diligence . . . . . . . . . . . . . . . . . . . .     24

     Section 6.3    Conditions to Obligations of GMC. . . . . . . . . . .     24
           6.3(a)   Compliance with Representations, Warranties, Covenants
                     and Agreements . . . . . . . . . . . . . . . . . . .     24
           6.3(b)   Opinion of Counsel. . . . . . . . . . . . . . . . . .     24
           6.3(c)   Adequacy of Funds . . . . . . . . . . . . . . . . . .     25

Article VII.  Termination . . . . . . . . . . . . . . . . . . . . . . . .     25

     Section 7.1    Termination . . . . . . . . . . . . . . . . . . . . .     25
     Section 7.2    Effect of Termination . . . . . . . . . . . . . . . .     26

Article VIII.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . .     26

     Section 8.1    Extension of Time; Waivers. . . . . . . . . . . . . .     26
           8.1(a)   By Acquisition. . . . . . . . . . . . . . . . . . . .     26
           8.1(b)   By GMC. . . . . . . . . . . . . . . . . . . . . . . .     26
     Section 8.2    Costs and Expenses. . . . . . . . . . . . . . . . . .     27
     Section 8.3    Amendments. . . . . . . . . . . . . . . . . . . . . .     27
     Section 8.4    Assignability . . . . . . . . . . . . . . . . . . . .     27
     Section 8.5    Reliance by Counsel . . . . . . . . . . . . . . . . .     27
     Section 8.6    Notices . . . . . . . . . . . . . . . . . . . . . . .     27
     Section 8.7    Entire Agreement; Law Governing . . . . . . . . . . .     28
     Section 8.8    Publicity and Disclosures . . . . . . . . . . . . . .     28
     Section 8.9    Headings. . . . . . . . . . . . . . . . . . . . . . .     28
     Section 8.10   Survival. . . . . . . . . . . . . . . . . . . . . . .     28
     Section 8.11   Counterparts. . . . . . . . . . . . . . . . . . . . .     28
     Section 8.11   Zissu Proxy . . . . . . . . . . . . . . . . . . . . .     29

                                                                 Agreement
                                                             Page and Section
Exhibit              Description                                 Reference
-------              -----------                                 ---------
  A       List of Participating Shareholders                         1

  B       Certificate of Incorporation of Surviving Corporation   2 [1.4]

  C       Form of Warrant                                         3 [2.1]

  D       Form of Irrevocable Proxy                              20 [5.2(c)]

  E       Form of Consulting Agreement                           20 [5.2(d)]

  F       Form of Employment Agreement                           20 [5.2(d)]



                                                                  Agreement
   The                                                         Page and Section
Schedule            Description                                   Reference
--------            -----------                                   ---------
Part A         Qualifications to do business                       5 [4.1(a)]

Part B         Violation of Agreements, Etc.                       6 [4.1(b)]

Part E         Undisclosed Liabilities                             7 [4.1(e)]

Part F         Certain Changes or Events                           7 [4.1(f)]

Part G         Permits, Licenses, Etc.                             8 [4.1(g)]

Part I         Title Exceptions                                    9 [4.1(i)]

Part J         Contracts                                          10 [4.1(j)]

Part K         Pending Litigation                                 10 [4.1(k)]

Part KK        Threatened Litigation                              10 [4.1(k)]

Part L         Patents, Copyrights, Trademarks, Etc.              10 [4.1(l)]

Part M         Employee Benefit Plans                             10 [4.1(m)]

Part Q         Insider Interests                                  12 [4.1(q)]

Part R         Labor Controversies                                12 [4.1(r)]

Part T         Accounts Receivable Matters                        13 [4.1(t)]

Part V         Environmental Matters                              14 [4.1(u)]

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     AGREEMENT AND PLAN OF MERGER (herein "this Agreement") dated as of August 21, 1998 by and among General Microwave Corp., a New York corporation ("GMC"), eleven GMC shareholders identified on Exhibit "A" hereto (the "Participating Shareholders"), GMC Acquisition Corporation, a New York corporation ("Acquisition") and Herley Industries, Inc. ("Herley"), a Delaware Corporation.

                              W I T N E S S E T H :

     WHEREAS, Acquisition (which is a wholly-owned subsidiary of Herley) desires to merge with GMC and be the surviving corporation after such merger and GMC and the Participating Shareholders (being among the principal shareholders of GMC) also desire that Acquisition merge with GMC upon the terms and conditions set forth herein and in accordance with the Business Corporation Law of the State of New York (the "BCL"), and that the outstanding shares of Common Stock, par value $.01 per share, of GMC (referred to collectively as the "GMC Shares" and individually as a "GMC Share") be converted upon such merger (the "Merger") into the right to receive a warrant to purchase Herley Common Stock and cash in the amount set forth in Section 2.1 hereof (Acquisition and GMC sometimes being hereinafter referred to as the "Constituent Corporations" and Acquisition, following the effectiveness of the Merger, as the "Surviving Corporation"); and

     WHEREAS, the respective Boards of Directors of Acquisition and GMC have approved this Agreement and the Merger;

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereto agree as follows:

                                    ARTICLE I
                            PRINCIPAL TERMS OF MERGER

     1.1 Surviving Corporation. At the Effective Time (as defined in Section 1.3 hereof), GMC shall be merged with and into Acquisition upon the terms and conditions hereinafter set forth as permitted by and in accordance with the BCL. At the Effective Time, the identity and separate existence of GMC shall cease, and Acquisition shall succeed to all rights, privileges, powers, franchises, properties, assets, debts, liabilities and obligations of GMC in accordance with BCL.

     1.2 Closing. (a) Subject to the provisions of Article VI hereof, the closing of the transactions provided for in this Agreement (the "Closing") shall take place in the offices of Blau, Kramer, Wactlar & Lieberman, P.C., or such other place as the parties may agree, as soon as practicable (and in any event not later than three business days) following the meeting of the shareholders of GMC referred to in Section 1.5 hereof, subject to adjournment in the event a condition set forth in Article VI hereof shall not have been fulfilled at such time notwithstanding the best efforts of the parties hereto, and shall not have been waived, in which event the Closing shall take place as soon as practicable (and in any event not later than three business days) following the satisfaction or waiver of all of such conditions, or at such other time and place or on such other date as GMC and Acquisition may mutually agree upon (the date and time of such Closing being herein referred to as the "Closing Date").

          (b) Subject to the provisions of Article VI hereof, the Surviving Corporation shall execute a certificate of merger (the "Certificate of Merger") and cause such Certificate to be filed with the New York Secretary of State (the "Secretary") and recorded in accordance with the applicable provisions of
Section 904 of the BCL.

     1.3 Effective Time. The Merger shall become effective when the Certificate of Merger is filed by the Secretary in accordance with the applicable provisions of the BCL (or at such later time specified as the effective time in the Certificate of Merger), which Certificate shall be submitted for filing as soon as practicable after all of the conditions set forth in Article VI are fulfilled or waived, provided that this Agreement has not been previously terminated pursuant to Section 7.1 hereof. The date and time when the Merger shall become effective are herein referred to as the "Effective Time."

     1.4 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation from and after the Effective Time shall be as set forth in Exhibit B to this Agreement, until thereafter further amended as provided by law.

     1.5 Meetings of Herley and GMC Shareholders. Herley and GMC shall take all action necessary in accordance with their appropriate state law and their respective Certificates of Incorporation and By-laws and the Securities Exchange Act of 1934 and the rules and regulations of the applicable exchange to each hold a meeting of its shareholders as soon as reasonably possible to consider and vote upon the adoption of this Agreement and the authorization of the Merger. In no event shall such meeting be held earlier than 20 business days following the date on which proxy or information statements (the "Proxy Statements") are sent to the stockholders of Herley and GMC.

                                   ARTICLE II
                       STATUS AND CONVERSION OF SECURITIES

     2.1 Status and Conversion of GMC shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

          (a) Any GMC Shares held by GMC as treasury shares shall be cancelled and retired.

          (b) Each then outstanding GMC Share remaining (other than GMC Shares to be cancelled in accordance with Section 2.1(a) hereof and other than GMC Shares held by shareholders of GMC who properly exercise dissenters' rights available under the BCL ("Dissenting Shares")) shall be converted into the right to receive $18.00 in cash, without interest and a warrant to receive one share of Herley's Common Stock, $.10 par value, in accordance with the terms and conditions contained in the form of warrant attached hereto as Exhibit C, which warrant shall lapse, if not earlier exercised, three (3) years from the date of issuance.

          (c) If, between the date of this Agreement and the Effective Time, the outstanding GMC Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the merger price per share set forth in Section 2.1(b) hereof shall be correspondingly adjusted. GMC covenants and agrees not to take any action referred to in the preceding sentence.

          (d) Each Dissenting Share as to which a written objection to the Merger is filed in accordance with Section 623 of the BCL at or prior to the vote of GMC shareholders on the Merger taken at the meeting of such shareholders referred to in Section 1.7 hereof and not withdrawn at or prior to the time of such vote and which is not voted in favor of the Merger shall not be converted into a right to receive cash and warrants hereunder unless and until the holder shall have effectively withdrawn or lost his right to payment for his GMC Shares under such Section 623, at which time his GMC Shares shall be converted into a right to receive cash and warrants in accordance with Section 2.1(b).

     2.2 GMC Stock Options and Warrants. All outstanding options or warrants or other rights (referred to collectively as the "Options" and individually as an "Option") to purchase GMC Shares shall, whether or not exercisable or vested, become fully exercisable and vested, and each holder of an Option shall be entitled to receive from Acquisition, at the Effective Time, for each Share of GMC subject to an Option, an amount in cash in cancellation of such Option equal to $18.00 less the per share exercise price of such Option, as such amount shall be reduced by any amount required for withholding in accordance with applicable federal and state tax laws and a warrant to receive one share of Herley's Common Stock in the form of Exhibit D hereto. GMC's Board of Directors will adopt resolutions terminating GMC's 1990 Stock Option Plan, 1997 Non-Employee Directors Stock Option Plan and Employee Stock Purchase Plan (the "Option Plans") effective as of the Effective Date.

     2.3 Acquisition to Make Cash and Warrants Available. At or before the Effective Time, Acquisition shall make available to American Stock Transfer & Trust Company, or such other entity as Acquisition shall designate to act as paying agent (the "Paying Agent"), such funds (the "Payment Fund") as are required for the conversion of GMC Shares and Options into the right to receive cash pursuant to Section 2.1 hereof and Herley shall deliver to the Paying Agent a global warrant with respect to such number of shares of its Common Stock as would be delivered if all of GMC's Shares and Options were converted pursuant thereto. The Payment Fund may be invested from time to time by the Paying Agent, as directed by the Surviving Corporation, in (i) obligations of or guaranteed by the United States of America or any State, (ii) commercial paper rated A-1 or A-2, and/or (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company that has capital, surplus and undivided profits of at least $50,000,000, and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation.

     Prior to the Effective Time, GMC shall furnish to the Paying Agent a list certified by an officer of GMC setting forth the names and addresses of all persons entitled to receive funds and warrants with respect to Options under
Section 2.2 hereof, the number of Options held by each person and the exercise prices thereof.

     Promptly after the Effective Time, the Paying Agent shall mail to each record holder of GMC Shares a form of letter of transmittal and instructions for use in surrendering certificates representing such shares and receiving payment therefor.

     Each holder of GMC Shares or Options to be converted into the right to receive consideration pursuant to this Article II shall be entitled to receive, upon surrender to the Paying Agent of one or more certificates for such GMC Shares for cancellation or the delivery of such documents of cancellation as may be prescribed with respect to Options, a bank check made payable to such holder for the amount of cash, without interest, into which the GMC Shares previously represented by such certificates or Options are convertible (under Sections 2.1 or 2.2, as the case may be) in the Merger and shall deliver to the transfer agent for Herley's Common Stock such documentation as shall be required to cause such transfer agent to deliver to such holder the warrants with respect to the GMC Shares or Options. If a check and/or warrant is to be sent to a person other than the person in whose name the certificates for the GMC Shares surrendered for conversion are registered, it shall be a condition of payment that the certificates so surrendered shall be properly endorsed and the signatures thereon properly guaranteed and otherwise in proper form for transfer and that the person requesting such payment shall pay to the Surviving Corporation any transfer or other taxes required by reason of the delivery of such check and related warrant to a person other than the registered holder of the certificates surrendered, or shall establish to the satisfaction of the Surviving Corporation that such taxes have been paid or are not applicable. Until so presented and surrendered in exchange, each certificate representing GMC Shares held by GMC shareholders (other than Dissenting Shares) shall be deemed for all purposes to evidence only the right to receive the cash and warrants to which such GMC Shares are entitled in accordance with Section 2.1 hereof.

     Any portion of the Payment Fund not paid to holders of GMC Shares or Option holders pursuant to this Agreement within twelve months after the Effective Time shall be paid over by the Paying Agent to the Surviving Corporation together with a list of holders of GMC Shares who have not yet surrendered certificates for GMC Shares to the Paying Agent and such holders of GMC Shares shall thereafter look only to the Surviving Corporation for payment, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors under applicable law. Notwithstanding the foregoing, neither the Paying Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of GMC Shares for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE III
                            CERTAIN EFFECTS OF MERGER

     3.1 Effect of Merger. At and after the Effective Time, the separate existence of GMC shall cease, the GMC Shares shall cease to exist (except as evidence of the right of the holder thereof to receive cash and warrants therefor in accordance with the terms hereof), subject to the rights of holders of Dissenting Shares referred to in Section 2.1(b) hereof, and all rights, privileges, powers and franchises, and all property, tangible and intangible, of Acquisition and of GMC shall transfer to, vest in and devolve on the Surviving Corporation without further act or deed. Confirmatory deeds, assignments, or similar instruments to evidence such transfer may be executed and delivered at any time in the name of GMC or Acquisition by GMC's last acting officers or by the appropriate officers of the Surviving Corporation. The Surviving Corporation shall be liable for all of the debts and obligations of Acquisition and GMC. Any existing claim, action or proceeding pending by or against Acquisition or GMC may be prosecuted to judgment as if the Merger had not taken place or, on motion of the Surviving Corporation, the Surviving Corporation may be substituted as a party, and any judgment against Acquisition or GMC shall constitute a lien on the property of the Surviving Corporation. The Merger shall not impair the rights of creditors or any liens on the property of either of the Constituent Corporations.

     3.2 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Constituent Corporations agree that the Surviving Corporation and its proper officers and directors shall and will execute and deliver all such property, deeds, assignments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Constituent Corporations and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take any and all such action.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties by GMC. GMC represents and warrants to, and agrees with, Acquisition and Herley, subject to the exceptions set forth in the disclosure schedule (the "Schedule") attached hereto, as follows:

          (a) Organization of GMC. GMC is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York with full corporate power and authority to own its properties and to conduct its business as now conducted. GMC is duly qualified to do business as a foreign corporation in good standing in all jurisdictions where the nature of its assets or business requires such qualification and such jurisdictions are listed in Part A of the Schedule except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, properties, assets, results of operations or condition (financial or otherwise) of GMC. GMC owns, directly or indirectly, all of the outstanding capital stock of General Microwave Foreign Sales Corporation, GMC Associates, Inc., Micro-EL Patent Corporation, General Microwave Israel (1987) Ltd. and General Microwave Israel Corp. and 97% of the outstanding Common Stock and all of the outstanding preferred stock of General Microcircuits Corporation (collectively the "Subsidiaries"). GMC does not own, directly or indirectly, shares of capital stock in any corporation other than the Subsidiaries. The Subsidiaries are duly incorporated and validly existing as corporations in good standing under the laws of the jurisdiction of their respective organization with full corporate power and authority to own their properties and to conduct their businesses as now conducted. The Subsidiaries are duly qualified to do business as a foreign corporation in good standing in all jurisdictions where the nature of their assets or business requires such qualification and such jurisdictions are listed in Part A of the Schedule except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, properties, assets, results of operations or condition (financial or otherwise) of any such Subsidiary. The Certificate of Incorporation and the By-laws of GMC and of each of the Subsidiaries, heretofore delivered by GMC to Acquisition, are complete and correct and contain all amendments thereto.

          (b) Authority of GMC. GMC has the corporate power to enter into this Agreement and, subject to the approval of the Merger by its shareholders, to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of GMC and the Board of Directors of GMC has recommended that holders of GMC Shares adopt this Agreement and approve the Merger; except for the adoption of this Agreement and approval of the Merger by its shareholders, no other corporate acts or proceedings on the part of GMC are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. Subject to the approval of the Merger by its shareholders, this Agreement constitutes the valid and legally binding obligation of GMC enforceable against GMC in accordance with its terms. Except as set forth in Part B of the Schedule, the execution and delivery of this Agreement by GMC does not, and the consummation of the transactions contemplated hereby will not, violate or constitute a default under (i) any provision of the Certificate of
Incorporation or By-laws of GMC, (ii) any provision of (or result in acceleration of any obligation under) any mortgage, note, lien, lease, agreement, instrument, arbitration award, judgment or decree to which GMC or any of the Subsidiaries is a party or by which GMC or any of the Subsidiaries is bound or to which any property of GMC or any of the Subsidiaries is subject or
(iii) any laws of the United States or any state or jurisdiction in which GMC or any of the Subsidiaries conducts business.

          (c) Capitalization. The authorized capital stock of GMC consists of 5,000,000 shares of Common Stock. As of the date hereof, 1,678,011shares of Common Stock of GMC are validly issued and outstanding, fully paid and nonassessable, and 476,108 GMC Shares are held in the treasury of GMC. As of the date hereof, 88,000 GMC shares are subject to outstanding Options under the 1990 Stock Option Plan and 30,000 GMC Shares are reserved under the 1997 Non-Employee Director Stock Option Plan for issuance pursuant to options heretofore granted thereunder and 3,372 Shares are reserved for issuance pursuant to the Employee Stock Purchase Plan. As of the date hereof, GMC has no commitments to issue or sell any Shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from GMC any shares of capital stock of GMC and no securities or obligations evidencing any such rights are outstanding, except pursuant to the outstanding options and warrants described above.

          (d) Consents, etc. No consent, authorization, order or approval of, or filing or recording with, any governmental commission, board or other regulatory body is required for or in connection with the execution and delivery of this Agreement by GMC and the consummation by GMC of the transactions contemplated hereby, except for (i) the filing of a Form S-4 Registration Statement (the "Registration Statement") with respect to the warrants and shares of Herley Common Stock underlying the warrants with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (ii) the filing of the Certificate of Merger with the Secretary, (iii) the filing of a joint proxy statement (the "Proxy Statement") with Herley with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of a Current Report on Form 8-K with the SEC, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vi) such filings as may be required to be made with respect to the transfer of title to real property owned by GMC.

          (e) Financial Statements. GMC has previously furnished Acquisition with a true and complete copy of the audited consolidated balance sheet of GMC as of February 28, 1997 and 1998 and the related audited statements of consolidated income and retained earnings and of consolidated changes in financial position for the fiscal years then ended including the notes thereto, all reported on by KPMG Peat Marwick LLP, independent certified public accountants, and the unaudited consolidated balance sheet of GMC as of May 30, 1998 and the related unaudited statements of consolidated income and retained earnings and of consolidated changes in financial position for the three months then ended (collectively the "GMC Financial Statements"). The GMC Financial Statements present fairly the consolidated revenues of GMC and its subsidiaries for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis.

          GMC and the Subsidiaries have no material liabilities, contingent or otherwise, (including liabilities for taxes) other than (i) liabilities which will be shown or reflected in the unaudited financial statements referred to in
Section 5.1(e) hereof (the "August Financials"), (ii) liabilities incurred in the ordinary course of business since February 28, 1998, and (iii) those liabilities described in part E of the Schedule.

          (f) Absence of Certain Changes or Events.  Except as set forth in part

F of the Schedule, since February 28, 1998, there has not been any material adverse change in the financial condition, properties, business or results of operations of GMC and the Subsidiaries and since May 30, 1998 there has not been
(i) any change in the authorized, issued or outstanding capital stock or material change in the funded debt of GMC and the Subsidiaries on a consolidated basis, other than changes in the outstanding capital stock due to exercise of options under the Option Plans and outstanding warrants and other than changes due to payments in a accordance with the terms of such debt; (ii) any declaration, setting aside or payment of any dividend on, or distribution in respect of, any shares of the capital stock of GMC or the acquisition for value by GMC or any of the Subsidiaries of any shares of capital stock of GMC; or
(iii) any grant by GMC of any warrant, option or right to acquire any GMC Shares or other securities whatsoever. Neither GMC nor the Subsidiaries is currently in default on any installment or installments on indebtedness for borrowed money, or on any rental on any long-term lease.

          (g) Governmental Authorization and Compliance with Laws. The businesses of GMC and the Subsidiaries have been operated in compliance in all material respects with all laws, ordinances, regulations and orders of all governmental entities. GMC and the Subsidiaries have all material permits, certificates, licenses, approvals and other authorizations required in connection with the operation of their businesses, a complete list of which are set forth in Part G of the Schedule.

          (h)  Tax Matters.

          (A) Except as disclosed in Part E of the Schedule: The amounts shown as tax liabilities on the consolidated balance sheet of GMC as of May 30, 1998 included in the GMC Financial Statements will be sufficient for the payment of all federal, state, county, local and foreign Taxes (as hereinafter defined) of GMC and the Subsidiaries, whether or not disputed, which were properly accruable at that date. There are no agreements by GMC or any of the Subsidiaries for the extension of the time for assessment of any Taxes. Neither the Internal Revenue Service (the "IRS") nor any other taxing authority is now asserting, or to the knowledge of GMC threatening to assert, against GMC or any of the Subsidiaries any claim for additional Taxes, nor to GMC's knowledge is the IRS or any other taxing authority auditing any tax return filed by GMC or any of the Subsidiaries.

          (B) Each of GMC and the Subsidiaries has timely filed (and until the Closing will timely file) all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes;

          (C) As of the time of filing, such Returns were (and, as to Returns not filed as of the date hereof, will be) true, complete and correct in all material respects;

          (D) GMC and the Subsidiaries have timely paid or provided for (and until the Closing will timely pay or in good faith contest) all Taxes that are due and payable;

          (E) GMC and the Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws;

          (F) None of GMC or the  Subsidiaries  has filed a consent  pursuant to
Section 341(f) of the Internal Revenue Code of 1986 (the "Code") or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by GMC or any of the Subsidiaries;

          (G) No property used by GMC or the Subsidiaries is property that GMC or any such Subsidiary is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as it existed prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168 (h) or the Code; and

          (H) None of GMC or the Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of voluntary change in accounting method initiated by GMC, or for any other reason, nor does GMC have any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method.

     For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any tax authority (domestic or foreign) upon GMC or any of the Subsidiaries.

          (i) Title to Properties; Absence of Liens and Encumbrances, etc. Except for leased properties, GMC and the Subsidiaries have good and marketable title to all of their tangible properties and assets, real, personal and mixed, used in their business, including without limitation those referred to in the balance sheet as of May 30, 1998 referred to in paragraph (e) of this Section
4.1 (other than properties or assets disposed of in the ordinary course of business since the date of such balance sheet), free and clear of all liens, charges, pledges, security interests or other encumbrances, except as reflected in the GMC Financial Statements or in Part I of the Schedule.

          (j) Contracts, etc. GMC shall as soon as practicable after execution of this Agreement and prior to Closing, furnish Acquisition and its counsel with a complete and accurate list, together with true and complete copies if requested by Acquisition, of:

               (i) all sales contracts of GMC or any of the Subsidiaries having a sales price of $50,000 or more or not to be performed within one year regardless of amount and all purchase orders having a purchase price of $25,000 or more;

               (ii) all other contracts of GMC or any of the Subsidiaries (other than sales contracts and purchase orders), leases, mortgages, indentures, promissory notes, deeds, loan or credit agreements, or similar instruments involving amounts in excess of $25,000 or more or not to be performed within one year regardless of amount;

               (iii) all pension, profit-sharing or employee benefit plans, employment contracts, contracts with unions and other agreements relating to employees of GMC or any of the Subsidiaries;

               (iv) all GMC and the Subsidiaries' policies of insurance issued during the past five years; and

               (v) all deeds to real property owned by GMC or any of the Subsidiaries.

          Part J of the Schedule, when furnished to Acquisition and Herley, will contain a true and complete list of all of the above described contracts and leases. Except as set forth in Part J of the Schedule, none of GMC or the Subsidiaries is or will be in default, and no event has occurred or will have occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any of the above described contracts and leases, and all such contracts and leases are valid and legally binding.

          (k) Litigation. Except as set forth in Part K of the Schedule, when delivered to Acquisition and Herley, there is and will be no claim, action, suit or proceeding in or before any court or administrative or regulatory agency pending, or to the knowledge of GMC except as set forth in Part KK of the Schedule contemplated or threatened, against GMC or any of the Subsidiaries or any of their properties.

          (l) Patents, Copyrights, Trademarks, etc. GMC and the Subsidiaries have good and marketable title to all patents, patent applications, copyrights, trademarks and trade names, brand names, proprietary and other technical information, technology, inventions, discoveries, improvements, processes, know-how, formulae, drawings, specifications, production data, trade secrets and computer software and programs, and licenses thereof, which are necessary for the operation of their businesses as presently conducted and as proposed to be conducted, a true and complete list of which will be included in Part L of the Schedule. Except as set forth in Part L of the Schedule, there are and will be no claims or proceedings threatened or pending against GMC or any of the Subsidiaries asserting that GMC or any of the Subsidiaries is infringing any such intellectual property rights of any other person.

          (m) Employee Benefit Plans. Other than those set forth in Part M of the Schedule, GMC and the Subsidiaries do not maintain, administer or contribute to any bonus, profitsharing, pension, retirement, stock purchase, stock option, deferred compensation, hospitalization, medical, life insurance, disability, severance pay or other benefit plan arrangement or program, including, but not limited to, any employee benefit plan within the meaning of Section 3(3) of the

Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering any of GMC's or the Subsidiaries' employees (the "Plans").

     GMC has furnished or will furnish Acquisition with (i) complete and accurate copies of all documents comprising or pertaining to each Plan, including each amendment and any trust agreement, insurance contract, or other arrangement for the funding of benefits under such Plan, (ii) copies of all determination letters or private rulings issued by the IRS with respect to each Plan and copies of all applications and requests filed with the IRS for such determinations or rulings, (iii) a copy of the three (3) most recent annual reports (Form 5500) for each Plan and (iv) a copy of the most recent summary plan description ("SPD"), and all summaries of material modifications to such SPD, for each Plan.

     Each Plan is, and at all times since its inception has been, in compliance in all material respects with all the provisions of ERISA applicable to such Plan, and with all other laws, rules and regulations applicable to such Plan.

     Each Plan that is intended to meet the requirements for qualification under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") or that is intended to qualify for special tax treatment under any other provision of the Code, is, and at all times since its inception has been, in compliance with all conditions necessary for such Plan to so qualify. GMC is not aware of any fact that might cause any such Plan to lose its qualified status.

     No prohibited transaction within the meaning of the applicable provisions to ERISA and the Code have occurred with respect to any Plan. No transaction has occurred with respect to any Plan that has resulted in, or could result in, liability for GMC or any of the Subsidiaries (or for any successor to GMC or any of the Subsidiaries) under Title IV of ERISA.

     GMC, the Subsidiaries and each fiduciary for each of the Plans is in compliance with the terms of each Plan, and with the requirements and duties of any and all laws, statutes, orders, decrees, rules and regulations, including but not limited to ERISA and the Code, applicable to each Plan. All contributions and other payments required to be made by GMC or any of the Subsidiaries under or with respect to each Plan under the terms of such Plan, ERISA (including Part 3 of Subtitle B of Title I of ERISA), the Code (including Code Section 412), or otherwise have been made or accruals adequate for such purposes as of the date of the most recent financial statements of GMC have been provided therefor and reflected in said financial statements in accordance with GAAP.

     There is no pending, or to the best of the knowledge of GMC, threatened, legal action, proceedings or investigations against GMC, the Subsidiaries or any Plan, other than routine claims for benefits, which could result in liability being imposed upon any of the Plans or upon GMC or any of the Subsidiaries with respect to any of the Plans and there is no basis for any such legal action or proceeding.

     The actuarial present value of accrued benefits (both vested and unvested) of each of the Plans does not exceed the assets of such Plans based upon actuarial assumptions which are reasonable in light of the experience of each such Plan.

     Except as set forth in Part M of the Schedule, there are no agreements between GMC or any of the Subsidiaries and any labor union and GMC and the Subsidiaries are not, and have never been a participating employer in any multiemployer plan, as such term is defined in Section 3(37) of ERISA, or in any multiple employer plan described in Section 413(c) of the Code. To the extent that GMC or either of the Subsidiaries is or has been a participating employer in any multiemployer plan (as so defined), none of GMC or the Subsidiaries is now, or would upon withdrawal therefrom become, liable for any withdrawal liability to or in respect of such multiemployer plan.

     The execution and delivery of this Agreement and Plan of Merger and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any of the Plans, or from GMC or any of the Subsidiaries with respect to any of the Plans, to any individual, or result in the vesting, acceleration or payment or increases in the amount of any benefit payable under any of the Plans to any individual.

          (n) Finder's Fee. No brokers or finders were employed by GMC or any of the Subsidiaries in connection with any of the transactions contemplated by this Agreement and no fee will be payable by GMC, Herley or Acquisition with respect to the transactions contemplated hereby by reason of any agreement between GMC or any of the Subsidiaries with any finder, including Franco, Lewis & Company, Inc.

          (o) No Failure to Disclose. GMC has not failed to disclose to Acquisition any agreement, arrangement, event or occurrence, or threatened or anticipated event or occurrence known to GMC, which would or might reasonably be deemed to have a material and adverse effect on the financial condition, the business or the operations of GMC or any of the Subsidiaries.

          (p) Proxy Statement. The information concerning GMC and the Subsidiaries and the Merger contained in the Proxy Statement (i) will include all statements of material facts which are required to be stated therein, and
(ii) will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (q) Insider Interests. No officer or director of GMC or any of the Subsidiaries has any agreement with GMC or any of the Subsidiaries or any interest in any property, real, personal or mixed, tangible or intangible (including, without limitation, patents, patent applications, trademarks, trade names or other intellectual property), used in or pertaining to the business of GMC or the Subsidiaries except as a shareholder or employee and except as set forth in Part Q of the Schedule.

          (r) Labor Controversies. Except as set forth in Part R of the Schedule, there are no controversies between GMC or any of the Subsidiaries and any employees of GMC or the Subsidiaries or any unresolved labor union grievances or unfair labor practices or labor arbitration proceedings pending or threatened relating to GMC or the Subsidiaries and there are not any organizational efforts presently being made or threatened involving any of GMC's or any of the Subsidiaries' employees. None of GMC or the subsidiaries has received notice of any claim that it has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination or employment safety, or that it is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

          (s) Use of Real Property. The real properties owned and leased by GMC and the Subsidiaries are used and operated in compliance and conformity in all material respects with all applicable leases, contracts, commitments, licenses and permits. None of GMC or the Subsidiaries has received notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the operations of GMC or the Subsidiaries and to GMC's knowledge there is no such violation. All plants and other buildings which are owned or leased by GMC or any of the Subsidiaries conform in all material respects with all applicable ordinances, codes, regulations and requirements, and no law or regulation presently in effect or condition precludes or restricts continuation of the present use of such properties.

          (t) Accounts Receivable. The accounts receivable which will be reflected on the unaudited consolidated balance sheet of GMC included in the August Financials, and all accounts receivable of GMC and the Subsidiaries arising since the date of such balance sheet arose from bona fide transactions in the ordinary course of business, and the materials or services involved have been provided to the account obligor, and, except as contemplated by the relevant contract, no further materials or services are required to be provided in order to complete the sales and to entitle GMC or the Subsidiaries, or their assignees, to collect the accounts receivable in full. Except as set forth in Part T of the Schedule, no such account receivable has been assigned or pledged to any other person, firm or corporation, and no defense or setoff to any such account has been asserted by the obligor.

          (u) Compliance with Environmental Laws. Except as set forth in Part V of the Schedule:

               (i) GMC and the Subsidiaries are in compliance with all environmental laws, regulations, permits and orders applicable to them, and with all laws, regulations, permits and orders governing or relating to asbestos removal or abatement.

               (ii) Except for temporary storage on premises pending arrangement for removal, none of GMC or the Subsidiaries has transported, stored, treated or disposed of, nor has it allowed or arranged for any third parties to transport, store, treat or dispose of, hazardous substances or other waste to or at any location other than a site lawfully permitted to receive such hazardous substances or other waste for such purposes; and GMC and the Subsidiaries have not performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations. None of GMC or the Subsidiaries has disposed, or allowed or arranged for any third parties to dispose, of hazardous substances or other waste upon property owned or leased by it.

               (iii) There has not occurred, nor is there presently occurring, a Release of any hazardous substance on, into or beneath the surface of any parcel of real property in which GMC or any of the Subsidiaries has or has had an ownership interest or any leasehold interest. For purposes of this Section the term "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

               (iv) None of GMC or the Subsidiaries has transported or disposed of, nor have they allowed or arranged for any third parties to transport or dispose of, any hazardous substance or other waste to or at a site which, pursuant to the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any similar state law, (A) has been placed on the National Priorities List or its state equivalent, or (B) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. None of GMC or the Subsidiaries has received notice, or has knowledge, of any facts which could give rise to any notice that GMC or any of the Subsidiaries is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. None of GMC or the Subsidiaries has submitted nor was required to submit any notice pursuant to Section 103(c) of CERCLA. None of GMC or the Subsidiaries has received any written or oral request for information in connection with any federal or state environmental cleanup site or has undertaken (or been requested to undertake) any response or remedial actions or cleanup actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity.

               (v) There are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of GMC or any of the Subsidiaries.

               (vi) Part V of the Schedule identifies (A) all environmental audits, assessments or occupational health studies undertaken by GMC or any of the Subsidiaries or agents of any of them or by any governmental agencies with respect to the operations or properties of GMC or any of the Subsidiaries; (B) the results of any groundwater, soil, air or asbestos monitoring undertaken with respect to any real property owned or leased by GMC or any of the Subsidiaries; (C) all written communications of GMC or any of the Subsidiaries with environmental agencies; and (D) all citations issued with respect to GMC or any of the Subsidiaries under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).

     4.2 Representations and Warranties by Acquisition and Herley. Each of Acquisition and Herley jointly and severally represents and warrants to, and agrees with GMC as follows:

          (a) Organization of Acquisition and Herley. Acquisition and Herley are corporations duly organized, validly existing and in good standing under the laws of the States of New York and Delaware, respectively and Acquisition and Herley and each of its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, properties, assets, results of operations or condition (financial or otherwise) of Herley and its subsidiaries taken as a whole.

          (b) Authority of Acquisition and Herley. Acquisition and Herley have the corporate power to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby have been duly authorized by the Board of Directors and the sole shareholder of Acquisition and by the Board of Directors of Herley; and (i) no other corporate acts or proceedings on the part of Acquisition or Herley are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby other than the receipt of shareholder approval by Herley of the shareholders of Herley, and (ii) this Agreement constitutes the valid and legally binding obligation of Acquisition and Herley enforceable against Acquisition and Herley in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate or constitute a default under any provision of the Certificate of Incorporation or By-laws of Acquisition or Herley or any provision of (or result in the acceleration of any obligation under) any mortgage, note, lien, lease, agreement, instrument, arbitration award, judgment or decree to which either of Acquisition or Herley is a party or by which they are bound or to which any of their property is subject, or any laws of the United States or any state or jurisdiction in which Acquisition or Herley conducts business.

          (c) Consents, etc. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for or in connection with the execution and delivery of this Agreement by Acquisition and Herley and the consummation by Acquisition and Herley of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act,
(ii) the filing of the Certificate of Merger with the Secretary, (iii) the filing of the Proxy Statement with the SEC, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vi) such filings as may be required to be made with respect to the transfer of title to real property owned by GMC.

          (d) Finder's Fee. No brokers or finders were employed by Acquisition or Herley in connection with any of the transactions contemplated by this Agreement.

          (e) Registration Statement, Proxy Statement. All information concerning Acquisition and Herley furnished or to be furnished by Acquisition or Herley for inclusion in the Registration Statement and Proxy Statement is and will be true and correct in all material respects; the information concerning Acquisition and Herley contained in the Proxy Statement furnished by Acquisition or Herley (i) will include all statements of material facts which are required to be stated therein, and (ii) will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (f) Reports. Herley has filed all forms, reports and documents required to be filed by it with the SEC since filing its Annual Report on Form 10-K for the fiscal year ended August 3, 1997 and has made available to GMC such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those which Herley may file subsequent to the date hereof) are designated as the "SEC Reports." As of their respective dates, the SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the SEC Reports, and (ii) did not at the time they were filed (or amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) Capitalization. The authorized capital stock of Herley consists of 20,000,000 shares of its Common Stock, $.10 par value. As of the date hereof, 5,266,159 shares of Common Stock of Herley are validly issued and outstanding (8,371 of which are held for delivery to former shareholders of an acquired corporation) fully paid and non-assessable, and no Herley shares are in the treasury of Herley. As of the date hereof 1,765,000 Herley shares are reserved for issuance pursuant to outstanding warrants and 3,274,868 Herley shares are reserved for issuance under various stock option plans.

          (h) Validity. The Warrants, when issued and delivered by Acquisition and Herley in accordance with the terms hereof, will be the validly issued and binding obligations of Herley, each enforceable in accordance with its terms, and the shares of Herley Common Stock deliverable thereunder, when delivered upon the proper exercise of any such Warrant in exchange for the required consideration therefor, shall be duly and validly issued, fully paid and non-assessable.


                                    ARTICLE V

                            COVENANTS AND AGREEMENTS


     5.1 Covenants and Agreements of GMC. GMC covenants and agrees with Acquisition as follows:

          (a) Registration Statement. GMC will cooperate fully with Herley in the preparation and filing of the Registration Statement and take all such actions as Herley may reasonably request to cause the Registration Statement to become effective.

          (b) Proxy Statement. GMC shall cooperate fully with Herley in the preparation of filing of the Proxy Statement.

          (c) Submission to Shareholders. GMC will promptly call a meeting of its shareholders to consider and vote upon approval of this Agreement and the Merger and the Board of Directors of GMC will recommend to such shareholders approval thereof. GMC shall use its best efforts to solicit and secure from the shareholders of GMC such approval.

          (d) Conduct of Business. Without the prior written consent of Acquisition, between the date of this Agreement and the Effective Time:

               (i) GMC  will  not,  and  will not  cause  or  permit  any of the
          Subsidiaries to, engage in any activities or transactions which will be outside the ordinary course of their respective businesses consistent with past practices, except as shall be provided for or specifically contemplated by this Agreement, and GMC and the
          Subsidiaries will consult with Acquisition prior to making any significant business decisions;

               (ii) GMC will not subdivide or reclassify the GMC Shares, issue any shares of its capital stock, except upon the exercise of outstanding Options under the Option Plans or amend its Certificate of Incorporation or By-laws;

               (iii) GMC will not declare or pay any dividend or other distribution in respect of its shares of capital stock or acquire for value, or permit any Subsidiary to acquire for value, any shares of capital stock of GMC;

               (iv) GMC will afford to the officers, attorneys, accountants and other authorized representatives of Acquisition reasonable access to its and the Subsidiaries' plants, properties, books, tax returns and minute books and other corporate records during normal business hours in order that Acquisition may have full opportunity to make such investigation as Acquisition shall desire of the affairs of GMC and the Subsidiaries. If for any reason the Merger is not consummated, Acquisition will cause all non-public information obtained in connection with such investigation to be treated as confidential, and to be returned to GMC if in tangible form, and not use or disclose same without the consent of GMC, except where required to disclose such information pursuant to law;

               (v) GMC will comply with all applicable securities laws and will obtain such governmental permits, orders or consents, if any, as may be required of it in connection with the transactions contemplated by this Agreement;

               (vi) GMC will not, and will not cause or permit the Subsidiaries to, take any action to institute any new severance or termination pay practices with respect to any directors, officers, or employees of GMC or any of the Subsidiaries or to increase the benefits payable under its severance or termination pay practices in effect on the date hereof;

               (vii) GMC will not, and will not cause or permit the Subsidiaries to, adopt or amend, in any material respect, except as may be required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees of GMC or any of the Subsidiaries;

               (viii) GMC and the  Subsidiaries  will use their best  efforts to maintain their relationships with their suppliers and customers, and if and as requested by Acquisition, (i) GMC and the Subsidiaries shall make reasonable arrangements for representatives of Acquisition to meet with suppliers and customers of GMC and the Subsidiaries, and
          (ii) GMC and the Subsidiaries shall schedule, and the management of GMC and the Subsidiaries shall participate in, meetings of representatives of Acquisition with employees of GMC and the Subsidiaries or their union representatives;

               (ix) GMC will, and will cause the Subsidiaries to, maintain all of its and their respective properties in customary repair, order and condition, reasonable wear and tear excepted, and will maintain, and will cause the Subsidiaries to maintain, insurance upon all of its and their properties and with respect to the conduct of its and their businesses in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

               (x) GMC and the Subsidiaries will maintain their books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years;

               (xi) GMC and the Subsidiaries will duly comply with all laws applicable to each of them and to the conduct of their respective businesses;

               (xii) no change shall be made in the banking and safe deposit arrangements of GMC or the Subsidiaries existing on the date hereof without the prior written consent of Acquisition and no powers of attorney shall be granted by GMC or any of the Subsidiaries;

               (xiii) except as contemplated by this Agreement, GMC will not, and will not permit any of the Subsidiaries to, acquire or agree to acquire by merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association, or other business organization or division thereof; and

               (xiv) GMC will promptly advise Acquisition in writing of any material adverse change in the financial condition, business or operations of GMC or any of the Subsidiaries and of any breach of its representations or warranties contained herein.

          (e) Stock Options. After the date hereof, GMC will not issue any stock options under any Option Plan.

          (f) No Other Negotiations. Except as contemplated hereunder, prior to the earlier of the Closing or the termination of this Agreement, neither GMC nor any of the Participating Shareholders shall directly or indirectly solicit, initiate or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in, continue or enter into any negotiations or discussions concerning, any merger, consolidation or other business combination with or the purchase of all or a portion of the assets of, or any equity interest in GMC or any of the Subsidiaries; and GMC shall instruct each officer, director, affiliate and advisor of GMC and the Subsidiaries to refrain from doing any of the above. GMC and the Participating Shareholders agree to advise Acquisition immediately in writing of, and to communicate therein the terms of, any such inquiry of proposal which any of them shall receive.

          (g) Financial Statements. GMC will deliver to Acquisition all regularly prepared audited and unaudited financial statements of GMC or of any of the Subsidiaries prepared after the date hereof in the format historically used internally, as soon as available, and will deliver to Acquisition the unaudited consolidated financial statements of GMC for the quarter ended August 31, 1998, as soon as available which financial statements shall indicate that there has been no material adverse change in GMC's financial condition since February 28, 1998..

          (h) Certification of Shareholder Vote. On or prior to the Closing Date, GMC shall deliver to Acquisition a certificate of its secretary setting forth (i) the number of GMC Shares outstanding and entitled to vote on the adoption of this Agreement and approval of the Merger, the number of GMC Shares voted in favor of adoption of this Agreement and approval of the Merger, and the number of GMC Shares voted against adoption of this Agreement and approval of the Merger; and (ii) the names of all holders of Dissenting Shares and the number of Dissenting Shares held by each such holder.

          (i) Completion and Delivery of Schedule. GMC shall use utmost diligence in completing and delivering the Schedule in a form acceptable to Acquisition and Herley.

     5.2   Other Covenants and Agreements.

          (a) Cooperation of Acquisition and GMC. Acquisition and GMC will fully cooperate with each other in the preparation of the Registration Statement and the Proxy Statement.

          (b) Efforts to Consummate Transactions. Acquisition, Herley, GMC and the Participating Shareholders will each use their best efforts to consummate the Merger and to cause to be satisfied each of the conditions of Closing contained in Section 6.1 and each of the conditions contained in Section 6.2 (to be satisfied by GMC and Section 6.3 (to be satisfied by Acquisition).

          (c) Vote by Participating Shareholders, etc. The Participating Shareholders each hereby covenants and agrees that until the earlier of the Closing Date or the termination of this Agreement, he will (i) continue to hold all GMC Shares now held by him, and (ii) vote at the meeting of the shareholders of GMC referred to in Section 1.7 hereof all such GMC Shares in favor of adoption of this Agreement and authorization of the Merger. Simultaneously with the execution of this Agreement, the Participating Shareholders each has executed and delivered or will execute and deliver to Acquisition irrevocable proxies to vote their GMC Shares at such meeting in the form of Exhibit D hereto.

          (d) Other Agreements. Concurrently with the Closing of this Agreement,
(i) Sherman A. Rinkel, a Participating Shareholder, agrees to execute and deliver the Consulting Agreement in the form of Exhibit E hereto; and (ii) Acquisition shall execute and deliver to Mitchell Tuckman, Arnold H. Levine, Rozalie Schachter and Howard Cohen employment agreements in the forms set forth in Exhibit F at annual salaries of $160,000.00, $118,000.00, $120,000.00 and
$118,000.00, respectively.

          (e) Covenant of Herley. Herley hereby covenants and agrees with GMC and the Participating Shareholders that Herley shall, except as otherwise stated in Section 5.2(g) hereof, cause Acquisition to perform and comply with all of its covenants and agreements contained in this Agreement.

          (f) Permits, Orders and Consents. Between the date of this Agreement and the Closing Date, GMC, Herley and Acquisition shall in connection herewith comply with all applicable securities laws and will cooperate in the timely filing or submission of information with governmental authorities, including any required by the Hart-Scott-Rodino Act, and will obtain such governmental permits, orders or consents, if any, as may be required in connection with the transactions contemplated by this Agreement.

          (g) Officers and Directors Insurance and Indemnification. It is agreed that on and after the Closing Date, the Surviving Corporation shall, to the extent permitted by applicable law, continue unamended the current provisions of Acquisition's Certificate of Incorporation and By-laws concerning the indemnification of officers and directors. The directors of GMC by their approval of this Agreement agree that they waive, and will not assert, any claims for indemnification which they may have against the Surviving Corporation to the extent of any increase after the Closing Date in the market value of the business of the Surviving Corporation. Notwithstanding the foregoing, nothing herein shall constitute or be deemed a waiver of any claims of such directors for indemnification to the extent that such claims are covered by GMC's directors' and officers' liability insurance.

          (h) Exchange Act Filings. For so long as any Warrant remains outstanding and unexercised, Herley shall use its reasonable efforts to comply with the filing and reporting requirements of the Exchange Act.

                                   ARTICLE VI

                                   CONDITIONS


     6.1 Mutual Conditions. Neither Acquisition nor GMC shall be obligated to complete or cause to be completed the transactions contemplated by this Agreement unless:

     (a) Registration Statement. The Registration Statement shall have become effective.

     (b) Shareholder Approval. Adoption of this Agreement and approval of the Merger by the shareholders of GMC and Herley as may be required by law and by any applicable provisions of their respective Certificates of Incorporation or By-laws or the rules or regulations of any applicable stock exchange or trading system shall have been obtained.

     (c) Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Merger shall have been entered by any court or administrative body and shall then remain effective.

     (d) Blue Sky Compliance. There shall have been obtained any and all permits, approvals and consents of securities or "blue sky" commissions of any jurisdiction and of any other governmental body or agency, which counsel for Acquisition or for GMC may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement and the Merger will be in compliance with applicable laws.

     (e) Filings and Approvals. All applicable filings and regulatory approvals necessary to consummation of the Merger except for the requisite filing of the Certificate of Merger as contemplated herein, shall have been made or obtained.

     6.2  Conditions  to  Obligations  of   Acquisition.   Consummation  of  the
transactions contemplated by this Agreement is subject to the fulfillment to the reasonable satisfaction of Acquisition of each of the following conditions:

     (a) Compliance with Representations, Warranties, Covenants and Agreements. All of the representations and warranties of GMC contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if they had been made at and as of such date; GMC shall have complied with and performed in all material respects all of the covenants and agreements contained in this Agreement to be performed by it at or prior to the Closing Date; and on the Closing Date, Acquisition shall have received from GMC a certificate dated that day, signed by the Chairman and by the Chief Financial Officer of GMC, certifying the foregoing. Until the Closing, GMC agrees to give Acquisition prompt written notice of any matter or matters which come to GMC's attention which would constitute a breach of the condition contained in this Section 6.2(a), together with reasonably complete details of such matter or matters. Within 20 days after receipt of any such notice from GMC related to the litigation warranty contained in Section 4.1(k) or within 10 days after receipt of any such notice from GMC related to any other matter (or such longer period as GMC shall agree), Acquisition shall by written notice to GMC state whether it would upon Closing be willing to waive such condition despite the matters described in such notice from GMC and in all other such notices previously received from GMC or, if it would not be willing to so waive without the imposition of further agreements or conditions upon GMC or the Participating Shareholders stating the further agreements or conditions it would seek in connection with such waiver.

          (b) Opinion of Counsel. Acquisition shall have received an opinion dated the Closing Date from Zissu Gumbinger & Stolzar LLP, counsel for GMC, that:

          (i) GMC and each of the Subsidiaries is a corporation duly and validly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own its properties and to conduct its business as then being conducted;

          (ii) Neither GMC nor any of the Subsidiaries is required to be qualified to do business as a foreign corporation in any jurisdiction where they are not so qualified and where failure to so qualify will have a material adverse effect on the financial condition or operations thereof;

          (iii) The authorized, issued and outstanding capital stock of GMC is as stated in such opinion, the outstanding shares have been duly and validly authorized and issued and are fully paid and nonassessable; and there are no preemptive or similar rights on the part of the holders of any class of securities of GMC (other than holders of options);

          (iv) GMC is the record owner, and (to the best of such counsel's knowledge) the beneficial owner, of all outstanding capital stock of each of the Subsidiaries except General Microcircuit Corporation, of which it owns 97% of the outstanding capital stock as stated in such opinion; and the outstanding stock of each of the Subsidiaries has been duly and validly authorized and issued and is fully paid and nonassessable;

          (v) GMC has full corporate power to carry out the transactions contemplated by this Agreement; this Agreement has been duly executed and delivered by GMC; all necessary corporate action has been taken by GMC and its Board of Directors and shareholders to authorize GMC to execute and deliver this Agreement and to consummate the transactions contemplated hereby; upon the effectiveness of the Certificate filed with the Secretary, the Merger will be validly consummated under New York law, the outstanding

     GMC Shares will have been validly converted into rights to receive cash and warrants pursuant to the Merger and the rights of all outstanding Options (except as otherwise specified in such opinion) shall have been terminated; and this Agreement is a valid and legally binding obligation of GMC, enforceable against GMC in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity;

          (vi) The execution, delivery and performance by GMC of this Agreement and the consummation of the transactions contemplated by this Agreement will not constitute a violation of any provision of the Certificate of Incorporation or By-laws of GMC or any of the Subsidiaries or, giving effect to any consents which may have been obtained, of any material agreement, instrument or other document known to such counsel after reasonable investigation, to or by which GMC or any of the Subsidiaries is a party or is bound, or any judgment, decree or order known to such counsel after reasonable investigation, of any court or other governmental authority which is binding on GMC or any of the Subsidiaries or any of its or their property;

          (vii) To the best knowledge and information of such counsel, there is no material litigation or governmental proceeding pending or threatened against GMC or any of the Subsidiaries which has not been disclosed in the Proxy Statement or in this Agreement;

          (viii) No consent or approval by any governmental authority which has not been obtained is required in connection with the consummation by GMC of the transactions contemplated by this Agreement; and

          (ix) The Proxy Statement complies as to form in all material respects with the applicable requirements of New York and Federal law and the rules and regulations of the American Stock Exchange, except that such counsel need not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Proxy Statement or the information which relates to Acquisition and its affiliates or to the financing of the transactions contemplated by this Agreement.

          (c) Dissenting Stockholders. The holders of not more than 15% in the aggregate of the outstanding GMC Shares shall have filed with GMC notices of election to dissent pursuant to Section 623 of the BCL. If such holders of more than 15% of the outstanding GMC Shares have filed such notices, Acquisition shall have the right to (i) waive this condition and close, (ii) terminate this Agreement, or (iii) adjourn the Closing to any date not later than the cutoff date referred to in Section 6.1(g) hereof to determine whether such percentage is reduced to 10% or less by holders who abandon or lose their right to appraisal pursuant to the procedures of said Section 623. At such time as such percentage is thus reduced to 10% or less, this condition shall be deemed satisfied.

          (d) Options. GMC's Board of Directors shall have adopted resolutions terminating the Option Plans as of the Effective Date.

          (e) No Material Adverse Change. Except as otherwise set forth herein or in the Schedule, since February 28, 1998, no event shall have occurred, and no condition shall exist, which has a material adverse effect on the condition (financial or otherwise) or the business or prospects of GMC or any Subsidiary or their respective assets; and none of the threatened litigation referred to in Part KK of the Schedule shall have been commenced against GMC or any of the Subsidiaries.

          (f)  Other  Agreements.   The  Consulting   Agreement  and  Employment
Agreements shall have been executed and delivered by the respective parties thereto.

          (g) Cutoff Date. The Merger shall in any event have been completed no later than December 31, 1998. This condition shall be a mutual condition.

          (h) Fairness Opinion. GMC shall have received a Fairness Opinion, prepared by an investment banking or other concern which opinion states unequivocally that the consideration to be paid by Acquisition hereunder with respect to GMC Shares is fair and adequate to GMC's shareholders.

          (i) Due Diligence. Acquisition shall have completed its due diligence with respect to GMC and determined, in its sole discretion, that GMC's representations, warranties and covenants contained herein are true and correct in all material respects; provided that such due diligence must be completed by no later than thirty (30) days after the delivery to Acquisition and Herley of the completed Schedule. Absent notification by Acquisition and Herley, within the three (3) days immediately after the end of such thirty (30) day period, this condition shall be deemed waived by Acquisition and Herley.

     6.3 Conditions to Obligations of GMC. Consummation of the transactions contemplated by this Agreement is subject to the fulfillment to the reasonable satisfaction of GMC of each of the following conditions:

          (a) Compliance with Representations, Warranties, Covenants and Agreements. All of the representations and warranties of Acquisition and Herley contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as if they had been made at and as of such date (except for changes contemplated or permitted by this Agreement or otherwise approved in writing by GMC); Acquisition and Herley shall have performed all of the covenants and agreements contained in this Agreement to be performed by them at or prior to the Closing Date; and on the Closing Date, GMC shall have received from Acquisition and Herley a certificate dated that day, signed by the President of Acquisition and by the President of Herley, certifying the foregoing.

          (b) Opinion of Counsel. GMC shall have received an opinion dated the Closing Date from Blau, Kramer, Wactlar & Lieberman, P.C., of Jericho, New York, counsel for Acquisition, that:

          (i) Each of Herley and Acquisition is a corporation validly organized, legally existing and in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own their properties and to conduct their businesses as they are then being conducted;

          (ii) The authorized, issued and outstanding capital stock of Acquisition is as stated in such opinion; all the outstanding shares of capital stock of Acquisition are owned of record and (to the best of counsel's knowledge) beneficially by Herley;

          (iii) Each of Herley and Acquisition has full corporate power to carry out the transactions contemplated by this Agreement; this Agreement has been duly executed and delivered by each of Herley and Acquisition and all necessary corporate action has been taken by each of Herley and Acquisition, their Boards of Directors and Shareholders in order to consummate the transactions contemplated by this Agreement, to execute and deliver this Agreement and to make this Agreement the valid and legally binding obligation of each of Herley and Acquisition enforceable against Herley and Acquisition in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity;

          (iv) The  execution,  delivery and  performance  of this  Agreement by
     Herley and Acquisition and the consummation of the transactions contemplated by this Agreement will not constitute a violation, breach or default under the Certificate of Incorporation of Herley or Acquisition or either of their By-laws or, to such counsel's knowledge, under any agreement or other document to or by which Herley or Acquisition is a party or is bound or any judgment, decree, or order of any court or other governmental authority which is binding on Herley or Acquisition or any of their properties; and

          (v) No consent or approval by any governmental authority which has not been obtained is required in connection with the consummation by Herley and Acquisition of the transactions contemplated by this Agreement.

          (c) Adequacy of Funds. Simultaneously with the consummation of the transactions contemplated hereby, Acquisition shall have caused to be deposited with the Paying Agent funds and warrants in amounts sufficient to permit consummation of the Merger in accordance with the terms hereof and GMC shall have received evidence reasonably satisfactory to it and its counsel that such funds and warrants have been received by the Paying Agent.

                                   ARTICLE VII

                                   TERMINATION

     7.1 Termination. This Agreement may be terminated and cancelled, and the transactions contemplated hereby may be abandoned, notwithstanding shareholder authorization, at any time prior to the filing of the Certificate with the Secretary (a) by mutual consent of Acquisition and GMC, (b) by any party not in material breach hereof, in the event that any of the conditions specified in
Section 6.1 shall not have been satisfied within the time contemplated by this Agreement, (c) by Acquisition if not in material breach hereof, if any of the conditions specified in Section 6.2 shall not have been satisfied within the time contemplated by this Agreement and (d) by GMC, if not in material breach hereof, if any of the conditions specified in Section 6.3 shall not have been satisfied within the time contemplated by this Agreement or if Acquisition has delivered to GMC notice pursuant to Section 6.2(a) that it is not willing to waive a conditions.

     Any party intending to terminate this Agreement pursuant to Clause (b), (c) or (d) hereof shall give notice of intention to terminate to the other parties, specifying the breach of condition giving rise thereto, which termination shall become effective (1) upon receipt thereof if the condition shall then be impossible of performance, or (ii) on the tenth day after receipt thereof if the breach is susceptible of cure and the condition is not satisfied within such period.

     7.2 Effect of  Termination.  If this  Agreement is  terminated  pursuant to
Section 7.1, this Agreement,  except as to the second sentence of Section 5.1(b)
(iv), shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or shareholders; provided, however, that in the case of a termination pursuant to Section 7.1(b),
(c) or (d) where the nonfulfillment of the condition giving rise to termination resulted from a breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party shall be as determined by law.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Extension of time; Waivers. At any time prior to the filing of the Certificate with the Secretary:

          (a) By Acquisition. Acquisition and Herley may (i) extend the time for the performance of any of the obligations or other acts of GMC, (ii) waive any inaccuracies in the representations and warranties of GMC contained herein or in any document delivered pursuant hereto by GMC and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by GMC. Any agreement on the part of Acquisition to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Acquisition.

          (b) By GMC. GMC may (i) extend the time for the performance of any of the obligations or other acts of Acquisition, (ii) waive any inaccuracies in the representations and warranties of Acquisition contained herein or in any document delivered pursuant hereto by Acquisition and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Acquisition. any agreement on the part of GMC to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of GMC.

     8.2 Costs and Expenses. Except as hereinafter provided, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses. GMC shall use its best efforts to secure bi-weekly billing with respect to legal and accounting costs associated with the transactions contemplated hereby and promptly furnish copies of such billings to Acquisition and Herley.

     8.3 Amendments. This Agreement may be amended with the approval of Acquisition and GMC at any time before or after approval thereof by the shareholders of GMC, but after any such shareholder approval, no amendment shall be made which reduces the amount or changes the form of the consideration distributable to the shareholders of GMC without the further approval of the shareholders of GMC. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Assignability. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that this Agreement may not be assigned by any party without the prior written consent of the other parties.

     8.5 Reliance by Counsel. In rendering any opinion referred to herein, counsel may rely, as to any factual matters involved in their opinion, on certificates of public officials and of corporate officers, opinions of corporate general counsel, and such other evidence as such counsel may reasonably deem appropriate and, as to matters governed by the BCL or the laws of jurisdictions other than the United States or the State of New York, an opinion of local counsel in such jurisdictions, which counsel shall be satisfactory to the other parties in the exercise of their reasonable judgment.

     8.6 Notices. Any notice to a party hereto pursuant to this Agreement shall be in writing, shall be deemed given when received, and shall be delivered personally or sent by certified or registered mail or by telecopier addressed as follows:

          To Acquisition and Herley:

               Herley Industries, Inc.
               10 Industry Drive
               Lancaster, PA 17603
               Attn: Lee N. Blatt
               Fax No.: (717) 397-9503

          with a copy to:

               Blau, Kramer, Wactlar & Lieberman, P.C.
               100 Jericho Quadrangle
               Jericho, New York 11753
               Attn: David H. Lieberman, Esq.
               Fax No.: (516) 822-4824

          To GMC and the Participating Shareholders:

               General Microwave Corp.
               5500 New Horizons Blvd.
               Amityville, New York 11701
               Attn: Mitchell Tuckman
               Fax No.: (516) 276-6089


          with a copy to:

               Zissu Gumbinger & Stolzar LLP
               950 Third Avenue
               New York, NY 10022
               Attn: Michael I. Stolzar
               Fax No.: (212) 888-3182

     8.7 Entire Agreement; Law Governing. This Agreement together with all other agreements contemplated hereby (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and (c) except as otherwise stated in any other agreement, shall be governed in all respects, including validity, interpretation and effect, by the internal substantive laws of the State of New York.

     8.8 Publicity and Disclosures. No press releases or public disclosures of the transactions contemplated by this Agreement, either oral or written, shall be made without the prior written consent of all the parties hereto, provided, however, that no such consent shall be unreasonably withheld or delayed and provided further that no such consent shall be required if (a) in the opinion of counsel for the party proposing to make such press release or public disclosure, such press release and/or public disclosure is required by applicable law, rules or regulations or by stock exchange requirement, and (b) time does not permit the obtaining of approval by the other parties.

     8.9 Headings. The headings and captions of the sections and subsections of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

     8.10 Survival. The representations and warranties contained in Article IV hereof shall not survive the Closing.

     8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

     8.12. Zissu Proxy. All of Acquisition and Herley's obligations hereunder are expressly conditioned upon the delivery to Acquisition and Herley, on or before August 24, 1998, of an irrevocable proxy, in form and substance acceptable to Acquisition and Herley, executed by Frederick Zissu with respect to all GMC Shares beneficially owned by him.

                                   * * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              GENERAL MICROWAVE CORP.:

                              By:  /s/ Sherman A. Rinkel
                                   ---------------------------------------------
                                       Sherman A. Rinkel
                                   Chairman, Board of Directors

PARTICIPATING SHAREHOLDERS:

                                  /s/ Sherman A. Rinkel
                                  ----------------------------------------------
                                  Sherman A. Rinkel

                                  /s/ Moe Wind
                                  ----------------------------------------------
                                  Moe Wind

                                  /s/ Stanley Simon
                                  ----------------------------------------------
                                  Stanley Simon

                                  /s/ Mitchell Tuckman
                                  ----------------------------------------------
                                  Mitchell Tuckman

                                  /s/ Edmond D. Franco
                                  ----------------------------------------------
                                  Edmond D. Franco

                                  /s/ Michael I. Stolzar
                                  ----------------------------------------------
                                  Michael I. Stolzar

                                  /s/ Michael D. Magidson
                                  ----------------------------------------------
                                  Michael D. Magidson

                                  /s/ Arnold H. Levine
                                  ----------------------------------------------
                                  Arnold H. Levine

                                  /s/ Rozalie Schachter
                                  ----------------------------------------------
                                  Rozalie Schachter

                                  /s/ Howard Cohen
                                  ----------------------------------------------
                                  Howard Cohen

                                  /s/ Robert DeBrecht
                                  ----------------------------------------------
                                  Robert DeBrecht


                              GMC ACQUISITION CORP.:

                              By: /s/ Lee N. Blatt,  President
                                  ----------------------------------------------
                                   Lee N. Blatt,  President


                              HERLEY INDUSTRIES, INC.:

                              By: /s/ Myron Levy, President
                                  ----------------------------------------------
                                   Myron Levy, President

                                   EXHIBIT A
                                   ---------
                           PARTICIPATING SHAREHOLDERS
                           --------------------------


Sherman A. Rinkel

Moe Wind

Stanley Simon

Mitchell Tuckman

Edmond D. Franco

Michael I. Stolzar

Michael D. Magidson

Arnold H. Levine

Rozalie Schachter

Howard Cohen

Robert DeBrecht

                                    EXHIBIT B
                                    ---------
                          CERTIFICATE OF INCORPORATION
                          ----------------------------
                         OF GMC ACQUISITION CORPORATION
                         ------------------------------

                          CERTIFICATE OF INCORPORATION

                                       of

                           GMC ACQUISITION CORPORATION
                           ---------------------------
                            (a New York Corporation)


                Under Section 402 of the Business Corporation Law

                                   * * * * * *



          THE UNDERSIGNED, a natural person, being of the age of eighteen or over, for the purpose of organizing a corporation pursuant to Section 402 of the Business Corporation Law of the State of New York, hereby certifies that:

          FIRST:     The name of the corporation is:

                     GMC ACQUISITION CORPORATION

          SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body.

     The corporation, in addition to and in furtherance of the corporate purposes above set forth, shall have the powers enumerated in Section 202 of the Business Corporation Law or any statute of the State of New York.

     THIRD: The office of the Corporation is to be located in the County of Suffolk, State of New York.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is TWO HUNDRED (200) shares, without par value.

     FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

c/o Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, New York 11753.

          SIXTH: The Board of Directors of the Corporation shall expressly have the power and authorization to make, alter and repeal the By-Laws of the corporation, subject to the reserved power of the shareholders to make, alter and repeal any By-Laws adopted by the Board of Directors. Unless and except to the extent required by the By-Laws of the Corporation, elections of directors need not be by written ballot.

          SEVENTH: Each person who at any time is or shall have been a director or officer of the Corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or he or his testator or intestate was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint, venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such threatened, pending or completed action, suit or proceeding to the full extent authorized under Section 722 of the Business Corporation Law of the State of New York. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors, or otherwise.

          EIGHTH: Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the shareholder entitled thereto for a period of six (6) years after the close of business on the payment date shall be and be deemed to be extinguished and abandoned; such unclaimed dividends in the possession of the Corporation, its transfer agents, or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims for any person whatsoever.

          NINTH: Any and all directors of the Corporation shall not be liable to the Corporation or any shareholder thereof for monetary damages for breach of fiduciary duty as director except as otherwise required by law. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

          TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of New York at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the Corporation by the Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

          THE UNDERSIGNED, for the purposes of forming a Corporation under the laws of the State of New York, does hereby make and execute this Certificate and affirm and acknowledge, under the penalties of perjury, that this Certificate is my act and deed and that the facts herein stated are true, and I have accordingly set my hand hereto this 19th day of August, 1998.


                                Melinda O'Donnell
                                Sole Incorporator
                                Blau, Kramer, Wactlar & Lieberman, P.C.
                                100 Jericho Quadrangle
                                Jericho, NY 11753

                          CERTIFICATE OF INCORPORATION

                                       of

                           GMC ACQUISITION CORPORATION
                           ---------------------------
                            (a New York Corporation)


                Under Section 402 of the Business Corporation Law



















BLAU, KRAMER, WACTLAR & LIEBERMAN, P. C.
100 Jericho Quadrangle
Suite 225
Jericho, New York 11753

                                    EXHIBIT C
                                    ---------
                                 FORM OF WARRANT
                                 ---------------

                                  W A R R A N T
                                  - - - - - - -

          For the Purchase of Common Stock, Par Value $.10 per Share of


                             HERLEY INDUSTRIES, INC.

             (Incorporated under the Laws of the State of Delaware)



                        VOID AFTER 5 P.M. _________, 2001


No. __
                                                  Warrant to Purchase
                                                      _____ Shares


          THIS IS TO CERTIFY that, for value received, ___________ is entitled, subject to the terms and conditions set forth, at or before 5 P.M., New York City Time, on ________, 2001, but not thereafter, to purchase the number of shares set forth above of Common Stock, par value $.10 per shares (the "Common Stock"), of HERLEY INDUSTRIES, INC., a Delaware corporation (the "Corporation"), from the Corporation at a purchase price per share of (i) $14.40 if and to the extent this Warrant is exercised, in whole or in part on or before January 11, 1999, or (ii) $15.60 if and to the extent this Warrant is exercised, in whole or in part after January 11, 1999 but during the period this Warrant remains in force, subject in all cases to adjustment as provided in Section 3 hereof, and to receive a certificate or certificates representing the shares of Common Stock so purchased, upon presentation and surrender to the Corporation of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check payable to the order of the Corporation.

          1. The Corporation covenants and agrees that all shares may be delivered upon the exercise of this Warrant and will, upon delivery, be fully paid and non-assessable, and, without limiting the generality of the foregoing, the Corporation covenants and agrees that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Warrant purchase price per share of the Common Stock issuable upon exercise of this Warrant.

          2. The rights represented by this Warrant are exercisable at the option of the holder hereof in whole at any time, or in part from time to time, within the period above specified at the prices specified in Section 1 hereof . In case of the purchase of less than all the shares as to which this Warrant is exercisable, the Corporation shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder.

          3. The price per share at which shares of Common Stock may be purchased hereunder, and the number of such shares to be purchased upon exercise hereof, are subject to change or adjustment as follows:

               (A) In case the  Corporation  shall,  while this Warrant  remains unexercised, in whole or in part, and in force, effect a recapitalization of such character that the shares of Common Stock purchasable hereunder shall be changed into or become exchangeable for a larger or smaller number of shares, then, after the date of record for effecting such recapitalization, the number of shares of Common Stock which the holder hereof shall be entitled to purchase hereunder shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, and the purchase price hereunder per share of such recapitalized Common Stock shall, in the case of an increase in the number of such shares, be proportionately reduced, and in the case of a decrease in the number of such shares, shall be proportionately increased. For the purpose of this subsection (A), a stock dividend, stock split-up or reverse split shall be considered as a recapitalization and as an exchange for a larger or smaller number of shares, as the case may be.

               (B) In the case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation in connection with a plan of complete liquidation of the Corporation, then, as a condition of such consolidation, merger or sale or conveyance, adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock or securities as may be issued in connection with such consolidation, merger or sale or conveyance with respect to or in exchange for the number of outstanding shares of Common Stock immediately therefore purchasable and receivable upon the exercise of the rights represented hereby had such consolidation, merger or sale or conveyance not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof shall be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliver- able upon the exercise hereof.

               (C) In case the Corporation shall, while this Warrant remains unexercised, in whole or in part, and in force, issue (otherwise than by stock dividend or stock split-up or reverse split) or sell shares of its Common Stock (hereinafter referred to as "Additional Shares") for a consideration per share (before deduction of expenses or commissions or underwriting discounts or allowances in connection therewith) less than the current market price per share of Common Stock on the record date of issuance or grant, then, after the date of such issuance or sale, the purchase price hereunder per share shall be reduced to a price determined by dividing (1) an amount equal to (a) the total number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by such purchase price hereunder per share, plus (b) the consideration (before deduction of expenses or commissions or underwriting discounts or allowances in connection therewith), if any, received by the Corporation upon such issuance or sale, by (2) the total number of shares of Common Stock outstanding after the date of the issuance or sale of such Additional Shares, and the number of shares of Common Stock which the holder hereof shall be entitled to purchase hereunder at each such adjusted purchase price per share, at the time such adjusted purchase price per shall be in effect, shall be the number of whole shares of Common Stock obtained by multiplying such purchase price hereunder per share before such adjustment, by the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately before such adjustment, and dividing the product so obtained by such adjusted purchase price per share; provided, however, that no such adjustment of the purchase price hereunder per share or the number of shares for which this Warrant may be exercised shall be made upon the issuance or sale by the Corporation of not more than 5,039,868 Additional Shares reserved for issuance upon exercise of stock options or warrants.

               (D) In case the  Corporation  shall,  while this Warrant  remains unexercised in whole or in part, and in force, issue or grant any rights to subscribe for or to purchase, or any option (other than the employee stock options referred to in subsection (C) above) for the purchase of (i) Common Stock or (ii) any indebtedness or shares of stock convertible into or exchangeable for Common Stock (indebtedness or shares of stock convertible into or exchangeable for Common Stock being hereinafter referred to as "Convertible Securities"), or issue or sell Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable (determined by dividing (1) in the case of an issuance or grant of any such rights or options, the total amount, if any, received or receivable by the Corporation as consideration for the issuance or grant of such rights or options, plus the minimum
          aggregate   amount  of   additional   consideration   payable  to  the

          Corporation upon exercise of such rights or options, plus, in the case of such Convertible Securities, in the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable, or
          (2) in the case of an issuance or sale of Convertible Securities other than where the same or issuable upon the exercise of any such rights or options, the total amount, if any, received or receivable by the
          Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable, by, in either such case, (3) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable) shall be less than the current market price per share of Common Stock on the record date of grant, , then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable, shall (as of the date of the issuance or grant of such rights or options or, in the case of the issuance or sale of Convertible Securities other than where the same are issuable upon the exercise of rights or options, as of the date of such issuance or sale) be deemed to be outstanding and to have been issued for said price per share; provided that (i) no further adjustment of the purchase price shall be made upon the actual issuance of such Common Stock upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities or upon the actual issuance of Convertible Securities where the same are issuable upon the exercise of such rights or options, and
          (ii) rights or options issued or granted pro rata to shareholders without consideration and Convertible Securities issuable by way of dividend or other distribution to shareholders shall be deemed to have been issued or granted at the close of business on the date fixed for the determination of shareholders entitled to such rights, options or Convertible Securities and shall be deemed to have been issued without consideration; and (iii) if, in any case, the total maximum number of shares of Common Stock issued upon exercise of such rights or options or upon conversion or exchange of such Convertible Securities is not, in fact, issued and the right to exercise such right or option or to convert or exchange such Convertible Securities shall have expired or terminated, then, and in any such event, the purchase price, as adjusted, shall be appropriately readjusted at the time of such expiration or termination. In such case, each purchase price hereunder per share which is greater than the price per share for which Common Stock is issuable upon conversion or exchange of such rights or options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable, as determined above in this subsection (D), shall thereupon be reduced to a price determined by dividing (1) an amount equal to (a) the total number of shares of Common Stock outstanding immediately prior to the time of the issuance or grant of such rights or options or the issuance or sale of such Convertible Securities multiplied by such purchase price hereunder per share, plus (b) the total amount, if any, received or receivable by the Corporation as consideration for such issuance or grant or such issuance or sale, plus the additional amounts referred to and more fully set forth in clauses (1) and (2) of the parenthetical material above in this subsection (D), whichever clause and whichever additional amounts may be applicable, by (2) the total number of shares of Common Stock outstanding after the date of such issuance or grant or such issuance or sale, and the number of shares of Common Stock which the holder hereof shall be entitled to purchase hereunder at such adjusted purchase price per share, at the time such adjusted purchase price per shall be in effect, shall be the number of whole shares of Common Stock obtained by multiplying such purchase price hereunder, per share, before such adjustment, by the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately before such adjustment and dividing the product so obtained by such adjusted purchase price per share.

               (E) For the purpose of subsections (C) and (D) above, in case the Corporation shall issue or sell Additional Shares, issue or grant any rights to subscribe for or to purchase, or any options for the purchase of (i) Common Stock or (ii) Convertible Securities, or issue or sell Convertible Securities for a consideration part of which shall be other than cash, the amount of the consideration received by the Corporation therefor shall be deemed to be the cash proceeds, if any, received by the Corporation plus the fair value of the consideration other than cash as determined by the Board of Directors of the
          Corporation in good faith, before deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Corporation for any underwriting of, or otherwise in connection with, such issuance, grant or sale.

               (F) Subject to the provisions of subsection (G) below, in case the Corporation shall, while this Warrant remains unexercised, in whole or in part, and in force, make any distribution of its assets to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution, the holder hereof shall be entitled, upon exercise of this Warrant and purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or at the option of the Corporation, a sum equal to the value thereof at the time of such distribution to holders of Common Stock as such value is determined by the Board of Directors of the Corporation in good faith) which would have been payable to such holder had he been the holder of record of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.

               (G) Except as otherwise provided in subsection (B) above, in the case of any sales or conveyance of all or substantially all of the assets of the Corporation in connection with a plan of complete liquidation of the Corporation, in the case of the dissolution, liquidation or winding up of the Corporation, all rights under this Warrant shall terminate on a date fixed by the Corporation, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination of purchase rights shall be given to the registered holder hereof, as the same shall appear on the books of the Corporation, at least thirty (30) days prior to such termination date.

               (H) In case the Corporation shall, while this Warrant remains unexercised in whole or in part, and in force, offer to the holders of Common Stock any rights to subscribe for additional shares of stock of the Corporation, then the Corporation shall given written notice thereof to the registered holder hereof not less than thirty (30) days prior to the date on which the books of the Corporation are closed or a record date fixed for the determination of shareholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or the record date fixed with respect to such offer or subscription, and the right of the holder hereof to participate in such offer or subscription shall terminate if this Warrant shall not be exercised on or before the date of such closing of the books or such record date.

               (I) Any adjustment pursuant to the foregoing provisions shall be made on the basis of the number of shares of Common Stock which the holder hereof would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such adjustment and, as to the purchase price hereunder per share, whether or not in effect immediately prior to the time of such adjustment, on the basis of such purchase price immediately prior to the event giving rise to such adjustment. Whenever any such adjustment is required to be made, the Corporation shall forthwith determine the new number of shares of Common Stock which the holder shall be entitled to purchase hereunder and/or such new purchase price per share, and shall prepare, retain on file and transmit to the holder hereof within ten (10) days after such preparation a statement describing in reasonable detail the method used in calculating such adjustment(s).

               (J) For the purposes of this Section 3, the term "Common Stock" shall include all shares of capital stock authorized by the Corporation's Certificate of Incorporation, as from time to time amended, which are not limited to a fixed sum or percentage of par value in respect of the right of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

               (K) Whenever the price per share hereunder, initial or adjusted, and the number of shares of Common Stock to be purchased upon exercise hereof, initial or adjusted, shall be changed or adjusted pursuant to the provisions of this Section 3, the Corporation shall forthwith cause written notice setting forth the changed or adjusted price per share hereunder and number of shares to be purchased upon exercise hereof to be given to the holder of this Warrant.

          4. The Corporation agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of shares issuable upon the exercise of this and all other Warrants of the same class.

          5. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Corporation, or to any other rights whatsoever except the rights herein expressed, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

          6. This Warrant is exchangeable upon the surrender hereof by the holder hereof to the Corporation for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

          7. The Corporation will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to shareholders of the Corporation concurrently with the distribution thereof to such shareholders.

          8. Notices to be given to the holder of this Warrant shall be deemed to have been sufficiently given if delivered or mailed, addressed in the name and at the address of such holder appearing in the records of the Corporation, and if mailed, sent first class registered or certified mail, postage prepaid. The address of the Corporation is 10 Industry Drive, Lancaster, Pennsylvania 17603, and the Corporation shall give written notice of any change of address to the holder hereof.

          9. The Corporation covenants and agrees that no later than ninety (90) days after the issuance of this Warrant it will file a registration statement on the appropriate form (the "Registration Statement") with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, and hereby agrees to include in the Registration Statement among the Securities to be registered the Warrants and the shares of Common Stock into which the Warrants are exercisable at the Corporation's sole cost and expense, and, furthermore, to use best efforts to cause the Warrants to be listed for trading on the NASDAQ National Market System, provided that all requirements with respect to such listing can be satisfied by the Corporation without the expenditure of unreasonable time or expense.

          10. Anything to the contrary herein notwithstanding, this Warrant shall be callable by the Corporation, in whole or in part, at any time after twenty-one (21) months after the date of its issuance, at the price of $1.00 per share of Common Stock subject hereto, on thirty (30) days written notice to the holder hereof, if the average last reported sales price of the Common Stock reported on the NASDAQ National Market System (or any successor or other exchange upon which the Common Stock may be listed for trading) has been not less than $17.60 per share for the fifteen (15) consecutive trading days immediately preceding such call date This Warrant shall be exercisable by the holder hereof during the aforementioned thirty (30) day notice period.

          IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by the signature of its President and its seal affixed and attested by its Secretary.


Dated: ________, 1998

                                 HERLEY INDUSTRIES, INC.


                                 By:
                                     ----------------------
                                      Myron Levy, President

[Corporate Seal]


ATTEST:


-----------------------------
David H. Lieberman, Secretary

                                    EXHIBIT D
                                    ---------
                                IRREVOCABLE PROXY
                                -----------------
     THIS IRREVOCABLE PROXY (this "Agreement") is dated as of the ____ day of August, 1998 by and between GMC Acquisition Corporation, a New York corporation ("GMCAC"), and _______________ (the "Shareholder").

     WHEREAS, General Microwave Corp., a New York corporation ("GMC") Eleven Participating Shareholders of GMC, GMCAC and Herley Industries, Inc., a Delaware corporation ("Herley"), propose on the date hereof to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which GMC will be merged with and into GMCAC on the terms and subject to the conditions contained in the Merger Agreement; and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, GMCAC has requested that the Shareholder signatories thereto grant to GMCAC irrevocable proxies with respect to all of the shares of Common Stock of GMC owned by such Shareholders; and

     WHEREAS, in order to induce GMCAC to enter into the Merger Agreement, the execution and delivery of which will inure to the direct and material benefit of the Shareholders, the Shareholders have agreed to execute and deliver this Agreement in favor of GMCAC.

     NOW, THEREFORE, in consideration of the execution and delivery of the Merger Agreement by GMCAC and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. Grant of Irrevocable Proxy. The Shareholder hereby irrevocably appoints and constitutes GMCAC or any designee of GMCAC, with full power of substitution, the lawful agent, attorney and proxy of the Shareholder during the term of this Agreement to vote in its sole discretion all of the shares of Common Stock of GMC ("Common Stock") of which the Shareholder is the owner of record (the "Shares") (including any and all Common Stock acquired by the Shareholder after the date hereof or through the exercise or acceleration of options) in the following manner for the following purposes: (i) to call one or more meetings of the Shareholder of GMC in accordance with the By-Laws of GMC and applicable law for the purpose of considering the transactions contemplated by the Merger Agreement such that the Shareholder shall have the full opportunity to approve the Merger Agreement and any and all amendments, modifications and waivers thereof and the transactions contemplated thereby; (ii) in favor of the Merger Agreement or any of the transactions contemplated by the Merger Agreement at any Shareholders meetings of GMC held to consider the Merger Agreement (whether annual or special and whether or not an adjourned meeting; (iii) against any other proposal for any recapitalization, merger, sale of assets or other business combination between GMC and any other person or entity other than GMCAC or the taking of any action which would result in any of the conditions to GMCAC's obligations under the Merger Agreement not being fulfilled; and (iv) as otherwise necessary or appropriate to enable GMCAC to consummate the transactions contemplated by the Merger Agreement and, in connection with such purposes, to otherwise Act with respect to the Shares which the Shareholder is entitled to vote. THIS IRREVOCABLE PROXY HAS BEEN GIVEN IN CONSIDERATION OF THE UNDERTAKINGS OF GMCAC IN THE MERGER AGREEMENT AND SHALL BE IRREVOCABLE AND COUPLED WITH AN INTEREST UNTIL THE TERMINATION DATE AS DEFINED IN SECTION 2 HEREOF. This Agreement shall revoke all other proxies granted by the Shareholder with respect to the Shares.

     2. Termination Date. This Irrevocable Proxy shall expire on the earlier to occur of the Closing under the Merger Agreement or the termination of the Merger Agreement pursuant to its terms.

     3.  Representation  and  Warranty  by  the  Shareholder.   The  Shareholder
represents and warrants to GMCAC that the Shareholder is on the date hereof the owner of record of ________ shares of Common Stock of GMC.

     4. Covenant of the Shareholder. The Shareholder covenants and agrees with GMCAC that he will continue to hold, and will not sell, assign, transfer, pledge, hypothecate or otherwise dispose of the Shares until the date of termination of this Agreement pursuant to Section 2 hereof.

     5. Specific Performance. The parties hereto agree that the Shares are unique and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by GMCAC in the event that this Agreement is breached. Therefore, the Shareholder agrees that in addition to and not in lieu of any other remedies available in GMCAC at law or in equity, GMCAC may obtain specific performance of this Agreement.

     6. Assignment. This Agreement shall not be assigned by GMCAC to any person other than Herley or any affiliate of Herley.

     7. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both parties hereto.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York.

     9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, personal representatives, executors, heirs and permitted assigns.

     10. Headings. The Section headings herein are for convenience of reference only and shall not affect the construction hereof.

     11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, GMCAC and the Shareholder have duly executed this Agreement as of the date and year first above written.

                                   GMC ACQUISITION CORPORATION


                                   By:______________________________


                                      ------------------------------
                                                    [The Shareholder]

                                    EXHIBIT E
                                    ---------
                              CONSULTING AGREEMENT
                              --------------------

                              CONSULTING AGREEMENT
                              --------------------


     Agreement dated as of ______, 1998 between Herley Industries, Inc. and Sherman Rinkel.

     The parties agree as follows:

     1.   The Parties
          -----------
          (a) The parties to this Agreement are Herley Industries, Inc. and Sherman Rinkel.

          (b) Herley Industries, Inc. is a Delaware corporation. It has an office at 10 Industry Drive, Lancaster, PA 17603. It is referred to below as the "Corporation".

          (c) Sherman Rinkel is an individual person. His address is 71 Northgate Circle, Melville, New York 11747. He is referred to below as "Mr. Rinkel".

     2.   Mr. Rinkel's Position
          ---------------------
     Before  the  effective  date  of  this   Agreement,   Mr.  Rinkel  was  the
non-executive Chairman of the Board of Directors of General Microwave Corporation. Pursuant to this Agreement and as of the date hereof, Mr. Rinkel shall be a part-time consultant to the Corporation; he shall also be made a director on the Board of Directors of the Corporation to serve for so long as he continues to be elected as a director of the Corporation by its shareholders and is employed as a consultant by the Corporation.

     3.   The Engagement
          --------------
          (a) The Corporation hereby continues the engagement of Mr. Rinkel as a part-time consultant to the Corporation, and Mr. Rinkel accepts the engagement.

          (b) During the term of this Agreement, Mr. Rinkel shall serve as a part-time consultant to the Corporation on all matters pertaining to its business. Mr. Rinkel shall make himself available for consultation with the officers of the Corporation at times reasonably and mutually convenient to the parties.

     4.   Compensation
          ------------
          (a) As  full  compensation  for  his  services  under  this  Agreement
     (whether or not he continues to be elected as a director of the Corporation), the Corporation shall pay Mr. Rinkel during the term hereof at the rate of Sixty Thousand ($60,000.00) Dollars per year. This compensation shall be payable in equal monthly installments. So long as Mr. Rinkel continues to be a director of the Corporation, the compensation provided for hereunder shall be in lieu of fees paid to non-employee directors of the Corporation.

          (b) In addition, the Corporation shall reimburse Mr. Rinkel for authorized out-of- pocket expenses incurred by him in performing his duties under this Agreement and provide him with an automobile comparable to the one provided to him prior to the date hereof.

          (c) This Agreement shall not entitle Mr. Rinkel to receive any benefits made available by the Corporation to its employees or executives.

     5.   Covenant Not to Compete
          -----------------------
          (a) Mr. Rinkel acknowledges that during the course of his employment with General Microwave Corporation and thereafter, he gained and continues to gain extensive knowledge concerning several aspects of the Corporation's business. In addition, Mr. Rinkel acknowledges that he gained and continues to gain information of a confidential and proprietary nature relating to the Corporation and its business.

          (b) In consideration of the payments provided for herein, Mr. Rinkel shall be bound by the covenants set forth herein.

          (c) During the term of this Agreement, Mr. Rinkel shall not do any of the following:

          (i) Mr. Rinkel shall not conduct any business involving the manufacture or sale of any product manufactured or sold by the Corporation or any of its subsidiaries during his employment or engagement as a consultant by the Corporation.

          (ii) Mr. Rinkel shall not directly or indirectly render any services of any nature, including advisory services, to any manufacturer or seller of any product manufactured or sold by the Corporation or any of its subsidiaries at any time during his employment or engagement as a consultant by the Corporation.

          (iii) Mr. Rinkel shall not invest in, solicit others to invest in or otherwise render financial assistance to any manufacturer or seller of any product manufactured or sold by the Corporation or any of its subsidiaries during his employment or engagement as a consultant by the Corporation.

          (d) During the term of this Agreement and for two years thereafter, Mr. Rinkel shall not do any of the following:

          (i) Mr. Rinkel shall not disclose any information reasonably known to him to be proprietary or confidential information belonging to the Corporation or any of its subsidiaries.

          (ii) Mr. Rinkel shall not hire or solicit the employment of any person who was employed by the Corporation at any time during the calendar year preceding the hiring or solicitation.

          (e) The prohibitions set forth in subsections (c) and (d) shall apply to the acts of Mr. Rinkel individually or the acts of Mr. Rinkel through any corporation, partnership or other entity with which he may be associated. Mr. Rinkel shall be deemed to be associated with any entity of which he is an officer, director, consultant, agent, employee, stockholder or partner.

          (f) (i) The prohibitions set forth in subsections (c), (d) and (e) shall not apply to actions taken at the request, or with the consent or for the benefit of the Corporation.

          (ii) The prohibitions set forth in subsections (c), (d) and (e) shall not prohibit Mr. Rinkel from owning publicly traded investment securities in any corporation if he owns no more than five (5%) percent of the total outstanding securities of any class of that corporation or no more than five (5%) percent of the total voting securities of that corporation.

          (g) General Microwave Corporation and Mr. Rinkel are parties to an Employee Patent Agreement dated February 4, 1963. The agreement is referred to below as the "Patent Agreement". Although Mr. Rinkel is no longer an employee of General Microwave Corporation or its successor corporation, his obligations under the Patent Agreement shall continue as if he were an employee of the Corporation during the term of this Agreement.

          (h) Mr. Rinkel acknowledges that the rights of the Corporation under this Agreement are of a specialized and unique character and that a breach, or threatened breach of this Agreement by Mr. Rinkel, will cause the Corporation irreparable injury and damage which cannot be reasonably or adequately compensated in damages or in action at law. In the event of a violation of the terms of this Agreement, the Corporation shall, in addition to any other relief, be entitled to injunctive relief in any court of competent jurisdiction.

          (i) The failure of either party to require performance by the other party of any provision of this Agreement shall in no way affect the right of that party to enforce that provision of any other time, no shall it affect the party's right to enforce any other provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not be taken or held to be a waiver of any subsequent breach of the provision or as a waiver of the provision itself.

          (j) If it is determined that any provision of this Agreement is too broad or otherwise unenforceable for any reason, Mr. Rinkel expressly agrees that any court of competent jurisdiction may narrow the terms of the provision so as to render them enforceable according to their intent and purpose.

     6.   Term
          ----
          (a) The term of this Agreement shall be for two years commencing on the date GMC is merged into GMC Acquisition Corporation.

          (b) This Agreement shall terminate automatically upon the death of Mr. Rinkel, and the Corporation shall not be required to pay Mr. Rinkel or his estate any amounts payable to him which accrue after that date.

          (c) This Agreement shall also terminate if Mr. Rinkel is unable to perform the services required of him by this Agreement for any period exceeding or aggregating 40 days during any 160 day period for any reason not caused by the Corporation.

     7.   Choice of Law
          -------------
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     8.   Notices
          -------
     Notices given under this Agreement shall be valid only if in writing and properly mailed. A notice shall be properly mailed if postage is prepaid, and if the notice is properly addressed. A notice to a party shall be properly addressed only if addressed to the address of the party set forth on page 1 or to any other address as the party may designate by giving notice to the other party.

     To signify his agreement to the foregoing, Sherman Rinkel has executed this Agreement.

     To signify its agreement to the foregoing, Herley Industries, Inc. has caused this Agreement to be executed and attested to by its duly authorized officers.


                                   ---------------------------------
                                   Sherman Rinkel


                                   HERLEY INDUSTRIES, INC.


                                   By:_______________________________
                                         Myron Levy, President
Attest:

------------------------------

                                    EXHIBIT F
                                    ---------
                          FORM OF EMPLOYMENT AGREEMENTS
                          -----------------------------

                              EMPLOYMENT AGREEMENT
                              --------------------


     AGREEMENT made as of the __ day of ______, 1998 by and between Herley Industries, Inc., a Delaware corporation (hereinafter the "Company") and ________________, residing at __________________________________________________
(hereinafter called the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Employee desire to enter into an Employment Agreement relating to the Company's employment of the Employee; and

     WHEREAS, this Agreement is intended to supersede and replace all prior agreements, understandings and arrangements between the Company and the Employee, including any and all agreements with General Microwave Corp. ("GMC"), relating to such employment.

     NOW, THEREFORE, it is agreed as follows:

     1. Retention of Services. The Company hereby retains the services of Employee, and Employee agrees to furnish such services in the New York Metropolitan Area, upon the terms and conditions hereinafter set forth.

     2. Term. Subject to earlier termination on the terms and conditions hereinafter provided, and further subject to certain provisions hereof which survive the term hereof, the term of this Agreement shall be comprised of a two
(2) year period of employment commencing on the date on which GMC is merged into GMC Acquisition Corporation and terminating two (2) years thereafter.

     3. Duties and Extent of Services During Period of Employment. During the term of employment, Employee shall be employed on a full-time basis as an executive of the Company. In such capacity, Employee agrees that he shall serve the Company under the direction of the Board of Directors and executive officers of the Company to the best of his ability, shall perform all duties incident to his offices on behalf of the Company and shall perform such other duties as may from time to time be assigned to him by the Board of Directors and executive officers of the Company. Employee shall also serve in similar capacities of such of the subsidiary corporations of the Company as may be selected by the Board of Directors.

     4. Remuneration. During the period of employment, Employee shall be entitled to receive the following compensation for his services: A salary at the rate of $_____ per annum, payable in equal bi-weekly installments, or in such other manner as shall be agreeable to the Company and Employee.

     5. Employee Benefits; Expenses.

     (a) During the period of employment, the Employee shall be entitled to participate in the Company's medical insurance, life insurance and pension plans in the same manner as other of the Company's executives in positions of similar authority and importance.

     (b) For purposes of determining vacation and other payments or benefit entitlements dependent, in whole or in part, on length of service, the Employee's services to GMC Corp. shall be treated as if same had been performed as an employee of the Company.

     (c) During the period of employment, Employee shall be furnished with office space and facilities commensurate with his position and adequate for the performance of his duties; and he shall be provided with the perquisites customarily associated with the position of an executive of the Company.

     (d) It is contemplated that during the period of employment, Employee may be required to incur out-of-pocket expenses in connection with the performance of his services hereunder, including expenses incurred for travel and business entertainment. Accordingly, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in the performance of his duties hereunder upon submission of reasonable documentation therefore in accordance with the Company's policies.

     (e) During the period of his employment hereunder, Employee shall be entitled to either (i) receive an allowance with respect to an automobile in the same amount as he currently receives from GMC; or (ii) continue to use any leased vehicle provided by GMC for the shorter of (x) the term of such lease or
(y) the term of his employment hereunder. If the lease with respect to any such vehicle expires during the term of this Agreement or any extension hereof, the Company shall have the option of either furnishing a replacement vehicle or a cash vehicle allowance.

     6. Disability. If Employee, during the period of employment, becomes unable for three consecutive months or more, or any 180 days in any twelve-month period, due to ill health or other physical or mental incapacity, to perform his services hereunder, the Company may thereafter, upon at least 45 days' written notice to Employee, place him on disability status. After such action by the Company, Employee shall only be entitled to the disability benefits under his insurance policy during the disability period.

7.        Confidential Information.

     (a) In the course of Employee's employment by the Company, Employee will have access to and possession of valuable and important confidential or proprietary data or information of the Company and its operations. Employee will not during Employee's employment by the Company or at any time thereafter divulge or communicate to any person nor shall Employee direct any Company employee, representative or agent to divulge or communicate to any person or entity (other than to a person or entity bound by confidentiality obligations similar to those contained herein and other than as necessary in performing Employee's duties hereunder) or use to the detriment of the Company or for the benefit of any other person or entity, any of such confidential or proprietary data or information or make or remove any copies thereof, whether or not marked or otherwise identified as "confidential" or "secret." Employee shall take all reasonable precautions in handling the confidential or proprietary data or information within the Company to a strict need-to-know basis and shall comply with any and all security systems and measures adopted from time to time by the Company to protect the confidentiality of confidential or proprietary data or information.

     (b) The term "confidential or proprietary data or information" as used in this Agreement shall mean information not generally available to the public, including, without limitation, all database information, personnel information, financial information, customer lists, supplier lists, trade secrets, patented or proprietary information, forms, information regarding operations, systems, services, know how, bid preparation, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data.

     (c) Employee will at all times promptly disclose to the Company in such form and manner as the Company may reasonably require, any inventions, improvements or procedural or methodological innovations, programs, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented) conceived or developed or created by Employee during or in connection with Employee's employment hereunder and which relate to the business of the Company ("Intellectual Property"). Employee agrees that all such Intellectual Property shall be "work-for-hire" and shall be the sole property of the Company. To the extent any such Intellectual Property does not constitute a "work-for-hire" under U.S. law, Employee hereby assigns to Company all right, title and interest in such Intellectual Property. Employee further agrees that Employee will execute such instruments and perform such acts as may reasonably be requested by the Company to effectuate such assignment and otherwise to transfer to and perfect in the Company all rights in such Intellectual Property.

     (d) All written materials, records and documents made by Employee or coming into Employee's possession during Employee's employment by the Company concerning any products, processes or equipment manufactured, used, developed, investigated, purchased, sold or considered by the Company or otherwise concerning the business or affairs of the Company shall be the sole property of the Company, and upon termination of Employee's employment by the Company, or upon request of the Company during Employee's employment by the Company,

Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's employment by the Company, Employee will deliver to the Company all other Company property in Employee's possession or under Employee's control, including, but not limited to, financial statements, marketing and sales data, customer and supplier lists, database information and other documents, and any Company credit cards.

     (e) The Employee shall immediately disclose to the Company any information relating to business opportunities relating to the business of the Company, and/or its subsidiaries which may be offered or communicated to the Employee.

     (f) The provisions of this Section 7 shall survive the termination of this Employment Agreement.

     8. Termination.

     (a) The Company recognizes that, for the period during which Employee has been employed and/or associated with the Company, the Company has been intimately familiar with the ability, competence and judgment of Employee, which are acknowledged to be of the highest caliber. Accordingly, the Company and Employee agree that Employee's services hereunder may be terminated for "cause" by the Company only (i) for an act of fraud or embezzlement adversely affecting the financial interest of the Company, (ii) in the event that the Company places Employee on disability status pursuant to Section 6 hereof more than once during the term hereof, (iii) in the event of a conviction of the Employee for any felony, (iv) in the event of material breach by the Employee of the terms of this Agreement, following the receipt by the Employee of ten (10) days notice of such breach and the Employee's failure to cure such breach within such grace period, (v) in the event of any willful breach by the Employee of this Agreement, or (vi) in the event that the Employee materially breaches any of his representations, warranties, covenants or agreements contained in the Agreement and Plan of Merger of even date herewith to be executed by the Company. This Agreement shall also terminate on the death of Employee.

     (b) If the Company terminates Employee's employment hereunder for any reason other than for "cause" as set forth in Section 8(a) hereof, Employee's compensation shall be paid to him as provided hereunder for the remainder of the term of this Agreement. If the Company terminates Employee's employment hereunder for "cause" as set forth in Section 9(a) hereof, Employee shall not be entitled to receive any further compensation hereunder which has not already been earned pursuant to the terms hereof. Employee and the Company acknowledge that the foregoing provisions of this paragraph 8(b) are reasonable and are based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with due regard to future expectations.

     9. Consolidation or Merger. In the event of any consolidation or merger of the Company into or with any other corporation during the term of this

Agreement, or the sale of all or substantially all of the assets of the Company to another corporation, person or entity during the term of this Agreement, such successor corporation shall assume this Agreement and become obligated to perform all of the terms and provisions hereof applicable to the Company, and Employee's obligations hereunder shall continue in favor of such successor corporation.

     10. Notices. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company in writing and delivered or mailed by certified or registered mail to its offices at 10 Industry Drive, Lancaster, PA 17603, or such other address as the Company may hereafter designate, with a copy to David H. Lieberman, Esq., Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, New York 11753. Any notice to be given to Employee hereunder shall be delivered or mailed by certified or registered mail to him at: ___________________ or such other address as he may hereafter designate.

     11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and unless clearly inapplicable, all references herein to the Company shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder may not be delegated without the prior written approval of the Board of Directors of the Company.

     12. Amendments. This Agreement may not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto.

     13. Prior Agreements Superseded. This Agreement supersedes any employment or consulting agreements, oral or written, entered into between Employee and GMC and the Company prior to the date of this Agreement.

     14. Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of laws.

     15. Acknowledgment. Employee acknowledges that he has carefully read this Agreement and hereby represents and warrants to the Company that Employee's entering into this Agreement, and the obligations and duties undertaken by Employee hereunder, will not conflict with, constitute a breach of or otherwise violate the terms of any other agreement to which Employee is a party and that Employee is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into and perform his obligations under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       HERLEY INDUSTRIES, INC.:


                                        By:
                                           -------------------------------------
                                                        Myron Levy
                                                        President


                                        EMPLOYEE:


                                        ----------------------------------------
                                        Name: